Exhibit 99.1

AMENDED AND RESTATED

PURCHASE AND SALE CONTRACT

between

SFHI, LLC

and

AVALONBAY COMMUNITIES, INC.

100 Edison Park Drive, Gaithersburg, Maryland 20878

as of October     , 2008

THIS AMENDED AND RESTATED PURCHASE AND SALE CONTRACT (this “Amended and Restated Contract”) is made and entered into as of October     , 2008 by and among SFHI, LLC, a Delaware limited liability company (“Seller”), and AvalonBay Communities, Inc., a Maryland corporation (“Buyer”).

WHEREAS, Buyer and Seller previously entered into that certain Purchase and Sale Contract dated as of July 26, 2005, as amended by that certain First Amendment to Purchase and Sale Contract dated as of September 16, 2005, as further amended by that certain Second Amendment to Purchase and Sale Contract dated as of November 22, 2005, as further amended by that certain Third Amendment to Purchase and Sale Contract dated as of November 16, 2006, as further amended by that certain Fourth Amendment to Purchase and Sale Contract dated as of October 31, 2007, as further amended by that certain Fifth Amendment to Purchase and Sale Contract dated as of June 30, 2008 (collectively, the “Original Contract”), pursuant to which Seller agreed to sell and Buyer agreed to purchase that certain parcel of real property having an address at 100 Edison Park Drive, Gaithersburg, Maryland 20878, together with all improvements located thereon as further defined and described below in Section IV, and

WHEREAS, the parties hereto now desire to amend and restate the Original Contract on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby amend and restate the Original Contract in its entirety as follows:

[continued on the following page]

SUMMARY OF CERTAIN AMENDED AND RESTATED CONTRACT TERMS:

I.	Date of Amended and Restated Contract:	October , 2008

II.	Name of Seller:	SFHI, LLC

	Address of Seller:	3221 S. Torrey Pines Las Vegas, Nevada 89146 Attention: David Lowden

III.	Name of Buyer:	AVALONBAY COMMUNITIES, INC.

	Address of Buyer:	2900 Eisenhower Avenue Third Floor Alexandria, Virginia 22314 Attention: Jonathan B. Cox, Senior Vice President

IV.	Property:	(A) That certain parcel of real property in Gaithersburg, Maryland, containing approximately 51.6 acres of land (the “Land”) having an address at 100 Edison Park Drive, Gaithersburg, Maryland 20878, which Land is legally and more particularly described on Exhibit A attached hereto, together with: (i) all right, title and interest of Seller in and to any land lying in the bed of any street (opened or proposed) adjacent to or abutting or adjoining the Land; (ii) all rights, privileges, rights of way and easements appurtenant to and/or benefiting the Land, including, without limitation, all minerals, oil or gas on or under the Land, development rights, air rights, water rights and any easements, rights of way or other interests in, on, or under any land, highway, alley, street or right of way abutting or adjoining the Land; (iii) any condemnation proceeds payable with respect to any portion of the Land or any improvements thereon; and (iv) to the extent assignable, any rights of Seller relating to utilities, zoning or other benefits relating to the Land (collectively, the “Real Property”); and (B) that certain building improving the Land, containing approximately 341,000 square feet of space (the “Existing Building”), together with (i) all fixtures, equipment, appliances, furniture, furnishings and other personal property attached to, located upon or used in connection with the Land or the Existing Building, except that belonging to the “Existing Tenant” (as defined in Section 3(c)) or property belonging to independent contractors of Seller; (ii) all building supplies and building materials stored on-site; (iii) all governmental approvals, permits and licenses issued with respect to the Land and the Existing Building; (iv) all warranties and service contracts obtained in connection with the construction, maintenance, repair or operation of the Land or the Existing Building to the extent assignable; (v) all drawings, plans, specifications, surveys, trade names, contract rights and general intangibles related to the Land or the Existing Building owned by Seller; (vi) all leases (including the “Existing Lease” as defined in Section 3(c)), occupancy agreements, rents, profits, security deposits and other deposits with respect to the Land or the Existing Building, subject to the rights of the “Existing Lender” (as defined in Section 1(c)(1) below); and (vii) all other improvements, appurtenances and amenities improving the Land or the Existing Building (collectively, the “Improvements”). [The Real Property and the Improvements are referred to herein collectively as the “Property.”]

V.	Purchase Price:	Seventy-Eight Million Five Hundred Thousand and No/100 Dollars ($78,500,000.00).

VI.	Deposit:	In accordance with the Original Contract, Buyer has delivered to Escrow Agent a total Deposit of Four Hundred Thousand and No/100 Dollars ($400,000.00) [per Section 4].

VII.	Closing:	Closing of this transaction shall occur on the date that is ninety (90) days after the “Closing Conditions” (as defined in Section 7(a)) are satisfied; provided that, if the Closing Conditions are not satisfied on or before the “Outside Closing Date” (as defined in Section 8(b)) ( i.e., December 31, 2008) and Buyer does not agree in its sole and absolute discretion to waive the failed Closing Conditions and proceed to Closing, subject to the terms and conditions set forth in Section 8(b), this Amended and Restated Contract shall terminate on the Outside Closing Date, in which event, the Deposit shall be returned to the Buyer and the parties shall have no further liabilities or obligations under this Amended and Restated Contract, except pursuant to the terms and provisions of this Amended and Restated Contract that expressly survive a termination of this Amended and Restated Contract.

AMENDED AND RESTATED CONTRACT TERMS:

1. Agreement to Purchase and Sell; Purchase Price; Existing Financing.

a. Agreement to Purchase and Sell. SFHI, LLC, a Delaware limited liability company (“Seller”), hereby agrees to sell to AvalonBay Communities, Inc., a Maryland corporation (“Buyer”), and Buyer agrees to purchase from Seller, for the Purchase Price specified in Section 1(b) below, the Property described above under Section IV, subject to and in conformity with the terms and provisions of this Amended and Restated Purchase and Sale Contract (this “Amended and Restated Contract”).

b. Purchase Price.

(1) The purchase price to be paid by Buyer to Seller at Closing under this Amended and Restated Contract (the “Purchase Price”) shall be an amount equal to Seventy-Eight Million Five Hundred Thousand and No/100 Dollars ($78,500,000.00).

(2) At Closing, subject to Buyer’s exercise of the “Defeasance Option” (as defined below in Section 1(c)(1)), Buyer shall take title to the Property subject to the lien of the Existing Financing Deed of Trust (as defined on Exhibit B) and the terms of the other Existing Financing Documents, and Buyer shall pay to Seller, in the form of cash or other current funds, an amount equal to the difference between the Purchase Price and the outstanding principal balance of the Existing Financing Note (as defined on Exhibit B) as of the Closing Date (the “Cash Portion of the Purchase Price”), subject to the closing adjustments herein provided for. If the Deposit is in the form of cash or current funds, the Deposit and all interest thereon, if any, shall be credited against and applied as a portion of the Purchase Price due and payable at Closing by Buyer. If the Deposit is in the form of a Credit (as defined in Section 4), the Credit shall be returned by Escrow Agent to Buyer concurrently with the consummation of Closing.

c. Existing Financing.

(1) U.S. Bank Trust National Association, as successor trustee to State Street Bank and Trust Company, N.A., as trustee under that certain Trust Agreement dated as of April 5, 2001 with Lehman Brothers Holdings, Inc., d/b/a Lehman Capital, a Division of Lehman Brothers Holdings, Inc. (the “Existing Lender”) is the owner and holder of certain documents, instruments and agreements evidencing and securing a loan to Seller in the original principal amount of Fifty Five Million Four Hundred Thirty Four Thousand and Six Dollars ($55,434,006.00), with a current existing balance as of October 11, 2008 of Forty-Two Million Seven Hundred Four Thousand One Hundred Thirty-Six and 09/100 Dollars ($42,704,136.09) (the “Existing Financing”). A list of all of the pertinent documents evidencing and securing the Existing Financing (the “Existing Financing Documents”) is attached hereto as Exhibit B and incorporated herein by this reference. Unless Buyer elects, at its option and in its sole discretion, to consummate a defeasance of the Existing Financing (the “Defeasance Option”) and such defeasance of the Existing Financing is in fact fully consummated on or before Closing, at Closing, Buyer shall take title to the Property at Closing with the Property remaining subject to the lien of the Existing Financing Deed of Trust and the terms and provisions of the other Existing Financing Documents.

(2) The parties acknowledge that the written consent of the Existing Lender, any servicer for the Existing Financing, any trustees holding the Existing Financing and any rating agencies that have rated the Existing Financing (collectively, the “Existing Lender Consent”) to the transfer of the Property to Buyer subject to the lien of the Existing Financing Deed of Trust and the terms of the other Existing Financing Documents, without modification of the terms thereof is a condition precedent to Buyer’s obligations to proceed to the Closing of this transaction. The Existing Lender Consent shall include an acknowledgement that at Closing the Existing Lender will deliver its written release of all obligations of Seller and/or its principals, as applicable, under or in connection with the Existing Financing (the “Existing Financing Release”). Within five (5) days after Buyer’s request, Seller shall request and authorize the Existing Lender to accept Buyer’s application for the Existing Lender Consent (the “Assumption Application”). Provided that Buyer has received full and complete copies of all Existing Financing Documents, Buyer shall submit the Assumption Application to the Existing Lender prior to Closing, and Buyer shall thereafter provide the Existing Lender with such financial and other information as the Existing Lender may reasonably request. Buyer shall pay to the Existing Lender any loan transfer fees required by the Existing Lender in connection with the transaction contemplated by this Amended and Restated Contract or other costs including, but not limited to, applicable recordation charges, the Existing Lender’s attorneys’ fees and appraisal costs; provided that Seller shall pay its own attorneys’ fees, appraisal and engineering study costs, if any, in connection with obtaining the Existing Lender Consent. At Closing, Seller and Buyer shall execute and/or deliver such documents, instruments and other materials as the Existing Lender may reasonably require; provided that, Buyer and its counsel shall have the right to review and approve all documents and instruments that the Existing Lender will require Buyer to execute at Closing.

(3) Buyer’s obligations to close hereunder are contingent upon the issuance by the Existing Lender of a certificate or letter (the “Existing Financing Estoppel Certificate”), dated no more than ten (10) days prior to the Closing Date, certifying the following with respect to the Existing Financing: (A) the outstanding principal balance of the Existing Financing Note; (B) that the interest rate payable on the Existing Financing Note is 7.01%; (C) the latest date to which payments have been made under the Existing Financing Note; (D) the current balance of the escrow accounts held by the Existing Lender or its agent for taxes, hazard insurance, mortgage insurance (if any), replacement reserves, and any other reserve or escrow accounts required to be maintained pursuant to the terms of the Existing Financing Documents; (E) that the conveyance of the Property by Seller to Buyer has been approved by the Existing Lender, if required by the terms of the Existing Financing Documents, and that the sale of the Property by Seller to Buyer will not affect, accelerate or in any way vary the terms of the payment of the Existing Financing Note or the other Existing Financing Documents; (F) that, to the Existing Lender’s knowledge, the Existing Financing is current in all respects, and that there exists no default whatsoever under any of the Existing Financing Documents; and (G) that except as specified in the Existing Financing Documents, the Existing Financing Estoppel Certificate or otherwise in the Existing Lender Consent, no fees, charges or costs will be imposed by the Existing Lender in connection with the conveyance of the Property by Seller to Buyer subject to the lien of the Existing Financing Deed of Trust. Seller covenants and agrees that except for regular monthly debt service payments required by the terms of the Existing Financing Note, Seller shall not pre-pay the principal amount of the Existing Financing Note (and if Seller chooses to do so, Seller will pay all costs and expenses in connection therewith, including, but not limited to, any prepayment penalties or similar charges).

(4) Buyer agrees to use diligent, commercially reasonable, good faith efforts to obtain the Existing Financing Estoppel Certificate and to otherwise cause the financing conditions set forth below in Section 7(a)(9) to be satisfied, and Seller agrees to reasonably cooperate with Buyer, at no cost to Seller (other than its legal fees), in said efforts. Buyer shall pay the reasonable costs (other than Seller’s legal fees) associated with such transaction as and when required, including, without limitation, any assumption fee required to be paid to the Existing Lender and the Existing Lender’s legal fees, which obligations shall survive Closing or other termination of this Amended and Restated Contract. If Buyer exercises the Defeasance Option, then Buyer shall be obligated to pay the costs associated with the defeasance of the Existing Financing (excluding Seller’s legal fees) and any defeasance penalties or similar defeasance charges.

2. Site Plan. Until Closing or the sooner termination of this Amended and Restated Contract, (a) Buyer agrees to use commercially reasonable efforts consistent with Buyer’s customary practices to pursue an appeal of the Planning Commission of the City of Gaithersburg, Maryland’s (the “City”) denial of Site Plan Application No. CSP-07-001 concerning the Property, with such appeal to be undertaken with the City’s Board of Appeals; and (b) if such Board of Appeals fails to reverse the Planning Commission’s decision, Buyer shall appeal such decision to a court of competent jurisdiction in the State of Maryland.

3. Buyer’s Right to Inspect Property; Feasibility Period; Existing Tenants; Buyer’s Title Commitment; Seller’s Delivery of Property Documents.

a. Buyer’s Right to Inspect Property. From and after the effective date of the Original Contract and upon reasonable prior notice from Buyer (which notice may be verbal, notwithstanding anything to the contrary set forth in this Amended and Restated Contract), Seller shall make the Property available to Buyer and its agents, consultants and engineers during normal business hours for such inspections and tests as Buyer deems appropriate, including for Buyer’s engineering inspection(s), surveys, test borings on soils surrounding the improvements, soil tests, percolation tests, hazardous materials inspections, site evaluations, and such other inspections and tests as Buyer deems appropriate. Buyer shall, at its expense, promptly repair and restore any damage to the Property caused by Buyer and/or its agents in connection with such inspections, studies or tests. Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against all loss, cost, damage, claims or cause of action actually incurred by Seller or asserted against Seller arising personal injury or property damage caused by actions taken at the Property by Buyer or its agents, engineers or consultants. Seller acknowledges that Buyer intends to conduct an investigation of the Property, which may include examination of any and all documentation with respect to the Property, examination of the title to the Property, conduct tests to determine the presence or absence of hazardous waste, asbestos, radon and other similar materials and substances, obtain a current as-built survey thereof, and determine the compliance of the Property with all applicable laws, rules, codes and regulations. Notwithstanding anything contained herein to the contrary, Buyer’s repair and indemnification obligations pursuant to this Section 3(a) shall survive closing hereunder or termination of this Amended and Restated Contract (regardless of the reason for termination), as the case may be. Buyer acknowledges that all entries onto the Property shall be made in a manner that is consistent with the requirements of the Existing Lease between Seller and the Existing Tenant. No core samples of concrete or vertical penetrations of any improvements shall be made by Buyer.

b. Feasibility Period. As used in this Amended and Restated Contract, the term “Feasibility Period” shall mean the period that commenced on the effective date of the Original Contract and ended on November 26, 2005. Buyer and Seller acknowledge that the Feasibility Period has ended.

c. Existing Tenant. The Property is currently the subject of a certain occupancy lease (the “Existing Lease”), as reflected on the rent roll that has been certified by Seller and is attached hereto as Exhibit C (the “Certified Rent Roll”). [The tenant under the Existing Lease is referred to herein as the “Existing Tenant.”]. Buyer acknowledges that the Existing Lease provides the Existing Tenant with a right of first offer to purchase the Property (the “Existing Tenant Purchase Option”). Seller acknowledges and confirms to Buyer that, promptly after the effective date of the Original Contract and pursuant to the terms of the Original Contract, Seller notified Existing Tenant in writing (a copy of which notice was concurrently sent to Buyer) of Seller’s intention to sell the Property as contemplated by the Original Contract and has fully complied with the terms of the Existing Lease governing or relating to the Existing Tenant Purchase Option. Buyer acknowledges that this Amended and Restated Contract shall be subject to the Existing Tenant Purchase Option that is set forth in the Existing Lease. Seller shall keep Buyer informed about all communications between Seller and the Existing Tenant concerning the Existing Tenant Purchase Option and shall promptly provide Buyer with copies of all notices that Seller may send or receive from the Existing Tenant in connection with the same. In the event that the Existing Tenant shall exercise the Existing Tenant Purchase Option, either Seller or Buyer may terminate this Amended and Restated Contract by written notice to the other party hereto, in which event, the Deposit shall be immediately refunded to Buyer and the parties shall have no further liabilities or obligations hereunder except as otherwise expressly set forth in this Amended and Restated Contract.

d. Buyer’s Title Commitment. Buyer has obtained a commitment for owner’s title insurance for the Property from a title company (the “Title Company”) selected by Buyer (the “Buyer’s Title Commitment”) and a survey of the Property (the “Survey”). Any matters reflected on the Buyer’s Title Commitment that affect the title to the Property and any matters reflected on the Survey as to which Buyer does not object shall be referred to herein as the “Permitted Exceptions;” provided that, notwithstanding the foregoing or any other provision of this Amended and Restated Contract to the contrary, on or before Closing hereunder, Seller shall be required to discharge any and all liens (including all mechanic’s liens) and encumbrances from the Property at its sole cost and expense, other than the lien of the Existing Financing Deed of Trust, liens (including mechanics’ liens) and encumbrances created or caused to be created in connection with any activities by Buyer (or Buyer’s agents, employees, contractors or subcontractors) on the Property or created or caused to be created at the request of Buyer, and Seller shall be required to release the Property from any other defects in or matters of title consented to, created, permitted or joined in by Seller after the Effective Date hereof in violation of the terms hereof.

e. Seller’s Delivery of Property Documents. Seller shall deliver to Buyer, free of charge to Buyer, within five (5) business days after the Effective Date true, correct and complete copies of all of the following items, if any, which may have been caused to be prepared or issued by or for Seller and are in Seller’s possession or control and that have not previously been delivered by Seller to Buyer (hereinafter the “Property Documents”):

(1) Any and all written notices from governmental authorities, insurance underwriters or other parties with respect to any unsafe, hazardous and/or illegal conditions of the Property or any portion thereof, a list of which is attached hereto as Exhibit G.

(2) Copies of any amendments or modifications to the Existing Lease since the effective date of the Original Contract.

(3) A description of all pending litigation, lawsuits, arbitrations and governmental proceedings against or related to the Property or against Seller in connection with the ownership and operation of the Property or that otherwise affect the Property (collectively, the “Litigation Matters”), which is attached hereto as Exhibit H.

(4) Copies of all of the Existing Financing Documents listed on Exhibit B, and any amendments or modifications thereto.

(5) An inventory of all personal property and fixtures to be conveyed to Buyer, which is attached hereto as Exhibit F.

(6) All brokerage and commission agreements regarding the leasing of the Property in effect as of the Effective Date.

(7) Copies of such other documents relating to the Property as Buyer may reasonably request or which are otherwise within Seller’s control and are or may be relevant to the use and operation of the Property.

4. Deposit.

a. Initial Deposit. In accordance with the terms of the Original Contract, and as security for Buyer’s performance hereunder, Buyer has paid a cash deposit of Four Hundred Thousand and No/100 Dollars ($400,000.00) (the “Deposit”) to First American Title Insurance Company, having an address at 1801 K Street, N.W., Suite 200K, Washington, DC 20006, Attention: Michael Hillman (“Escrow Agent”). Escrow Agent hereby acknowledges receipt of such Deposit. The Deposit is to be held by Escrow Agent in conformity with the terms of this Amended and Restated Contract and to be duly accounted for at the time for performance of this Amended and Restated Contract. Any check delivered by Buyer shall be deposited by Escrow Agent and upon collection of the check, such funds shall be held in a Federally-insured, interest-bearing money market escrow account with all interest thereon to be accumulated and reinvested. Any cash Deposit supplied by Buyer may be replaced at any time by Buyer with an irrevocable commercial letter of credit (collectively with any additional letters of credit or replacements therefor or extensions thereof being referred to herein as the “Credit”) in the required amount of the Deposit. All interest earned on any cash Deposit shall be paid to the party entitled to receive the Deposit or a credit for the amount of the Deposit pursuant to the terms of this Amended and Restated Contract. The Deposit and all interest earned and paid thereon shall be dealt with as provided in this Amended and Restated Contract.

b. Increase in Deposit. Commencing on the date that is thirty (30) days after the “County” (as defined in Section 7(a)(13)) obtains the “Approvals” (as defined in Section 7(a)(14)) and continuing on a monthly basis every thirty (30) days thereafter until Closing, Buyer shall increase the Deposit in increments of One Hundred Thousand and No/100 Dollars ($100,000.00) by delivery to Escrow Agent of Buyer’s additional check, additional current funds, or additional or substitute Credit having an expiration date no earlier than fifteen (15) days after the anticipated Closing Date (subject to subsequent extensions of such expiration date, as hereinafter provided) (the “Monthly Deposit Increases”). Such Monthly Deposit Increases shall be applied to the Purchase Price payable by Buyer at Closing and shall, for all purposes of this Amended and Restated Contract, be deemed a part of the Deposit and governed by the terms and conditions set forth in this Amended and Restated Contract relating to the Deposit.

c. Escrow Agent’s Duties; Terms Governing Credit.

(1) Escrow Agent’s duties and responsibilities with respect to the Deposit are governed by the terms of Section 15 hereof.

(2) Any Credit given as the Deposit shall be issued to the Seller and Escrow Agent, as their interests may appear, by a commercial banking institution or savings and loan association reasonably acceptable to Seller, shall be delivered to Escrow Agent, and shall be in substantially the form of Exhibit D attached hereto and incorporated herein by this reference. Any Credit may be drawn upon by presentation of either: (a) a written certification executed and sworn to by an authorized representative of Seller stating that Buyer is in default of its obligations under this Amended and Restated Contract, that Seller has given Buyer notice of Buyer’s default hereunder allowing Buyer (i) in the event of a default in proceeding to Closing and payment of the Purchase Price, on or before the final date specified for Closing under this Amended and Restated Contract, a period of five (5) business days after receipt of such notice to cure such default, or (ii) in the event of a default other than in proceeding to Closing and payment of the Purchase Price, a period of thirty (30) days after receipt of such notice to cure such default, which written notice shall include a demand by Seller for the Deposit, and that as a result of Buyer’s failure to cure such default, Seller is entitled to receive the Deposit; or (b) a written certification executed by a duly authorized officer of Escrow Agent stating that the Credit is due to expire within twenty (20) days, that Escrow Agent has not been advised that Closing has occurred under this Amended and Restated Contract, that Escrow Agent has not been advised that this Amended and Restated Contract has been terminated under circumstances which entitle Buyer to a return of the Deposit hereunder, that the expiration date of the Credit has not been extended as required by the terms of this Section, and that as a result of such failure to extend the expiration date of the Credit, Seller has directed Escrow Agent in writing to draw upon the Credit as required by this Section.

(3) In the event that the Credit shall be due to expire prior to the date scheduled for Closing, Buyer shall at least twenty (20) days prior to the expiration of the Credit or each subsequent Credit, substitute a replacement Credit or cause the issuer to extend the expiration date of the Credit in such intervals of up to six (6) months each from time to time as may be necessary to cause the expiration date of the Credit to be at least sixty (60) days after the anticipated date of Closing hereunder and shall provide Seller with a copy of such substitute Credit or extension of the Credit. If the Credit has not been extended or a replacement Credit substituted therefor as hereinabove required, Escrow Agent shall, upon the written direction of Seller, draw upon the Credit, in which event the funds received upon such draw shall be deemed to constitute all or a portion of the Deposit, as the case may be, and shall be deposited in a Federally-insured, interest-bearing money market escrow account with interest thereon to be accumulated and reinvested, and otherwise shall be held and dealt with as provided in this Amended and Restated Contract for the Deposit.

(4) Whenever Seller is entitled to draw against the Credit as provided in this Amended and Restated Contract, Escrow Agent shall, upon the written direction of Seller, immediately deliver the Credit to Seller. Whenever Escrow Agent is required to draw against the Credit as provided in this Amended and Restated Contract, Escrow Agent shall promptly do so and hold the proceeds thereof in escrow as provided in this Amended and Restated Contract for the Deposit.

(5) If a dispute shall arise with respect to the Deposit, Escrow Agent shall continue to hold any Credit or other Deposit pursuant to the terms of this Section, and Buyer shall extend the maturity of the Credit for periods of up to six (6) months each as necessary from time to time to permit resolution of such dispute prior to the expiration of the Credit, and the provisions of this Section permitting the Credit to be drawn shall apply in the event Buyer shall fail to extend the Credit as required at any time.

5. Seller’s Representations and Warranties; Indemnification; Notice of Changes in Representations and Warranties.

a. Seller’s Representations and Warranties. Seller makes the following representations and warranties to Buyer with respect to Seller and the Property, each of which shall be true and correct on the date of execution hereof and it shall be a condition precedent to Buyer’s obligation to proceed to Closing hereunder that the same are still true and correct in all material respects on the date of Closing:

(1) To Seller’s actual knowledge, Seller owns good of record and in fact, marketable and insurable title to the entire Property, free and clear of all liens, restrictions, claims, encumbrances (including, without limitation, encroachments and rights, or claimed rights, of third parties), except for the Existing Financing Deed of Trust, current real estate taxes that are not yet due and payable, and other matters of record among the Land Records which by their terms affect title to the Property. To Seller’s actual knowledge, Seller is the only party having an interest in the Property, except for the Existing Lender pursuant to the Existing Financing Documents, and the Existing Tenant pursuant to the Existing Lease. Seller has full right, power and authority to enter into this Amended and Restated Contract, to perform its obligations hereunder, to sell, convey, transfer and assign the Property to Buyer, and to execute and deliver a deed and other instruments of conveyance of title to the Property required in order to convey the Property to Buyer, without the need of obtaining any third party consents (other than the Existing Lender Consent) with respect to such sale, conveyance, transfer and assignment, or any such third party consents that are required have been obtained.

(2) This Amended and Restated Contract and all documents that are to be executed by Seller and delivered to Buyer at the Closing are, or at the time of Closing will be, as applicable, duly authorized, executed and delivered by Seller, and all consents required by law or pursuant to any instruments by which Seller holds title to the Property or by which Seller or the Property is otherwise bound have been obtained.

(3) All consents and approvals required by law, and all necessary third party consents and approvals required in connection with the execution and delivery of this Amended and Restated Contract by Seller and the consummation of the transactions contemplated hereby (other than the Existing Lender Consent) have either been obtained or will be obtained not later than the Closing Date. This Amended and Restated Contract and all such documents are, or at the Closing will be, legal, valid and binding obligations of Seller, enforceable in accordance with their terms, and, to the best of Seller’s actual knowledge, do not, and, at the time of Closing will not, violate any provisions of any agreement, law, rule, regulation, judicial order or instrument to which Seller is a party or to which Seller or the Property is subject or bound.

(4) Neither the whole nor any portion of the Property has been condemned or otherwise taken by any public authority in the exercise of its power of eminent domain or by private purchase in lieu thereof (a “Taking”), and Seller has no actual knowledge of and has received no actual notice that any such Taking is pending or threatened. Seller shall immediately inform Buyer of any notice or proceeding known to Seller with respect to a taking. The provisions of Section 7(a)(4) of this Amended and Restated Contract shall apply in the event a Taking occurs or is pending or threatened.

(5) The Existing Financing is the only financing secured by the Property. The Existing Financing is current in all respects and, to Seller’s actual knowledge, Seller is not otherwise in default thereunder. Seller has received no uncured notices of default from the holders of such financing. The Existing Financing shall be maintained current and in good standing in all respects until Closing, when the Property shall be conveyed to Buyer at Closing subject to the Existing Financing Deed of Trust and other applicable Existing Financing Documents, unless Buyer exercises the Defeasance Option, in which event, Seller shall convey the Property to Buyer at Closing free and clear of the lien of the Existing Financing Deed of Trust and the terms of the other Existing Financing Documents.

(6) Neither Seller nor, to the best of Seller’s actual knowledge, any of Seller’s agents, employees, invitees or licensees, has ever used, generated, processed, stored, released, discharged, transported, handled or disposed of any “Hazardous Materials” (as defined below) on, in or in connection with the Property (including land, surface and subsurface soil, surface water, ground water, and improvements) except in compliance with all applicable laws, and, to the best of Seller’s actual knowledge, no prior owner or operator of the Property has used, generated, processed, stored, released, discharged, transported, handled or disposed of any Hazardous Materials on or in the Property in violation of applicable laws. To the best of Seller’s actual knowledge, no Hazardous Materials are now or have ever been used, generated, processed, stored, released, discharged, transported, handled or disposed of on or in the Property (including land, surface and subsurface soil, surface water, ground water, and improvements located on the Property) in violation of applicable laws. The term “Hazardous Materials” shall mean any waste, debris or contamination, including, without limitation: (1) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (2) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (3) any substance the presence of which on the Property is prohibited by any federal, state or local law or ordinance regulating toxic or hazardous wastes or substances; and (4) any toxic or hazardous substances or materials, whether products or wastes, including, without limitation, asbestos or PCB’s.

(7) Seller is not a “foreign person” as defined by Internal Revenue Code Section 1445.

(8) There are no tenants or occupants of any portion of the Property, other than the rights of the Existing Tenant pursuant to the terms of the Existing Lease. Except for the Existing Tenant, to Seller’s actual knowledge, there are no parties which have, by agreement, operation of law or otherwise, any action or right of first offer or refusal to purchase all or any portion of the Property. Seller has not entered, and will not enter, into any agreement for the sale, transfer or sharing of development rights affecting any portion of the Property. Seller has succeeded to the interest of the landlord under the Existing Lease. Seller has delivered to Buyer a true, correct and complete copy of the Existing Lease together with all amendments and modifications thereto as of the Effective Date. The Existing Lease sets forth the complete agreement and understanding between the landlord thereunder and the Existing Tenant with respect to the Existing Tenant’s rights and obligations concerning the Property. Seller will not amend, modify, extend or take any other action affecting the Existing Lease or the Existing Tenant without Buyer’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

(9) The Certified Rent Roll attached hereto as Exhibit C is true correct and complete in all respects and accurately reflects the commencement date and expiration date of the Existing Lease. Except as set forth in the Existing Lease, the Existing Tenant has no rights of renewal or extension of the Existing Lease. The Existing Lease is in full force and effect. The Existing Tenant is now in possession of the entire premises leased to the Existing Tenant under the Existing Lease. No default or breach on the part of the landlord or the Existing Tenant exists under the Existing Lease. All brokerage commissions in connection with the Existing Lease have been paid in full, and no brokerage commissions will become due by reason of the exercise of any renewal option by the Existing Tenant and the Existing Tenant has not exercised or notified the Seller of its intention to exercise any option to terminate the Existing Lease. Seller has not exercised or notified the Existing Tenant of its intention to exercise any option to terminate the Existing Lease. All leasehold improvement work required to be performed by the landlord under the Existing Lease has been completed and such leasehold improvement work has been accepted by the Existing Tenant and the landlord under the Existing Lease has no obligations to undertake any repairs, renovations, improvements or other modifications whatsoever with respect to the leased premises.

(10) To the best of Seller’s actual knowledge, the Existing Tenant is not entitled to any free rent, concessions, allowances, rebates, offsets or refunds and has not prepaid any rent or other charges in advance.

(11) Exhibit E attached to and made a part of this Amended and Restated Contract sets forth a complete and correct list of all leasing, management, service, supply, concession, maintenance or similar agreements with respect to the Property to which Seller is a party. Except for the loan servicing agreement, all of these agreements are terminable upon not more than thirty (30) days’ notice without premium or penalty. To the best of Seller’s actual knowledge, no default or breach exists under any of these agreements and all of these agreements are in full force and effect in accordance with their terms.

(12) All persons who are employed in connection with the management, operation or maintenance of the Property are employees of the Existing Tenant and not the Seller or its contractors or agent. Buyer shall have no obligations for or in respect of any such persons, including, but not limited to, any obligation to retain or employ any of such persons, upon Buyer’s acquisition of the Property.

(13) Seller has no employees, and Seller is not a party to or bound by any collective bargaining agreement relating to employees or independent contractors. There are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees or independent contractors working at the Property.

(14) The Property is served by public sanitary sewer, public water, electric, gas, telephone and storm drainage lines and facilities which are adequate for the normal operation of the Property as now operated. To the best of Seller’s knowledge, all public utility connections located at or on the Property have been paid for and all sewer, water and other utilities required for the operation of the Property enter through adjoining public streets or valid recorded easements across private lands.

(15) All contractors and materialmen who have furnished labor and/or materials with respect to the Property at the request of Seller or its agents have been, or will be prior to Closing, paid in full and there is and will be at Closing, no basis for the imposition of any mechanics’ or materialmen’s liens against the Property by said contractors or materialmen.

(16) All items of personal property, if any, which are included in the Property are listed on Exhibit F attached hereto and are owned by Seller and, except as provided for in Section 13.2 of the Existing Lease, shall be owned by Seller on the Closing Date, free and clear of all liens, debts, charges, and encumbrances of every nature, kind, and description, other than the lien securing the Existing Financing.

(17) Except as set forth in Exhibit G hereto, to the best of Seller’s actual knowledge, there are no outstanding notices from the Existing Lender or any constituted public authority or from any insurance company of the existence of any condition or situation which requires work to be done to cure a noted violation with respect to the Property or with respect to any unsafe, hazardous and/or illegal conditions of the Property, including housing violations which remains undone or will remain undone at the Closing Date (collectively, “Violation Notices”).

(18) Except as set forth on Exhibit H hereto, to the best of Seller’s actual knowledge, there is no pending or threatened litigation, governmental proceeding, notice of action required to be taken, judgment, cause of action, special assessment, charge against or related to the Property, or any portion thereof, or against Seller or any of Seller’s principals, members, stockholders, partners, officers or directors, as applicable, or Seller’s agents with respect to the Property or any portion thereof, and Seller has not received any notice of a material violation of any rule, order, or regulation issued by any governmental agency with respect to the Property, except as may have been previously corrected. Seller shall give Buyer immediate written notice of the threat or institution of any such litigation prior to the Closing Date.

(19) Except as expressly set forth herein, after the effective date of the Original Contract, Seller shall not cause any adverse change in the condition of the Property or the status of title to the Property.

(20) Seller has not altered, redacted or otherwise changed any of the Property Documents in contemplation of this transaction and each of the Property Documents that has been delivered or made available to Buyer pursuant to this Amended and Restated Contract is a true, correct and complete copy of the same in all material respects, without representation as to the accuracy or completeness of the contents thereof. Seller has not removed any items from its files to which Buyer is being provided access pursuant to this Amended and Restated Contract in contemplation of this transaction.

(21) There are no brokerage commissions, finder’s fees or compensation of any type (either past, present or future) payable by Seller or, to Seller’s knowledge, by any of Seller’s agents with respect to any of the Existing Lease and neither Seller nor, to Seller’s knowledge, any of Seller’s agents have any agreement with any broker with respect to the Existing Lease. As of the Closing Date, no brokerage commissions or compensation of any type (either past, present or future) shall be due from or with respect to Buyer or the Property or the rents derived therefrom for leasing or occupying space in any portion thereof, and the payment of all such commissions shall be Seller’s sole responsibility.

(22) To the best of Seller’s actual knowledge, all required licenses, permits and approvals have been obtained for the current use of the Property, and are in full force and effect.

(23) Seller has no actual knowledge of any defects (including insect damage) in the structural walls, foundations, roofs, common area improvements, mechanical, electrical, plumbing, heating, ventilating or air conditioning systems provided by or required to be maintained by Seller, drainage systems or other portions of the Property, other than ordinary wear and tear, and the Existing Building and all of its components, including, but not limited to, all Building operating systems are in good working order subject to ordinary wear and tear.

b. Notice of Changes in Representations and Warranties. Seller covenants and agrees to notify Buyer in writing of any state of facts which would constitute a breach of or render inaccurate any of foregoing representations and warranties immediately after becoming aware of such state of facts, and to reconfirm, remake and/or modify, as applicable, each of the foregoing representations and warranties in writing at Closing by execution of a Certificate of Representations and Warranties, which shall survive the Closing for a period of six (6) months. If Buyer elects not to accept the modified representation or warranty (as such representation and warranty may have been modified by Seller’s written notice to Buyer after the Effective Date hereof) and not to proceed to Closing, this Amended and Restated Contract shall terminate, the Deposit and all interest earned thereon shall be immediately refunded to Buyer by the Escrow Agent and both parties thereupon shall be released from all further liability or obligation hereunder (except with respect to the provisions hereof which are expressly intended to survive the termination of this Amended and Restated Contract). If the modification to the warranty or representation is not material to the transaction, Buyer shall not have the right to terminate this Amended and Restated Contract.

6. Operations Pending Closing. From and after the Effective Date hereof, Seller covenants and agrees that:

a. Seller will continue to operate the Property in the same manner as it has been operating the Property during the twelve (12) months immediately preceding the Effective Date.

b. Seller shall not enter into any new lease or commitment to lease, or any extension or amendment of any existing leases (including the Existing Lease), with respect to any portion of the Property without Buyer’s prior written consent, which may be granted or withheld in Buyer’s sole discretion. To the extent any new lease or commitment to lease is consented to by Buyer, each new lease or commitment to lease with respect to any portion of the Property and each extension or amendment of any existing leases for an additional period of time shall include a demolition clause that requires vacation of the premises by the tenant within no more than nine (9) months after written notice from the landlord thereunder. All leases referenced in Exhibit E and any new lease or amendment entered into from and after the date hereof conforming to the terms of this Section 6(b) or with Buyer’s prior written consent shall be deemed included within the term “leases” as used herein and the tenants under any such new leases and/or amendments shall be deemed included within the term “tenants” as used herein. Seller shall comply with the terms and conditions of all leases in effect at the Property.

c. Seller will not further encumber the Property, grant any easements or rights of way with respect to the Property or in any way affect the title to the Property, and shall not engage in any activity or effect any transaction with respect to the Property, including but not limited to the disposal of any items of personal property or fixtures which are attached to the realty and are part of the Property, which is outside the normal and ordinary course of business of the Property without the Buyer’s prior written consent which shall not be unreasonably withheld, conditioned or delayed.

d. Seller shall promptly furnish to Buyer copies of any and all notices that it receives from federal, state or local governmental authorities having jurisdiction over the Property, any Board of Fire Underwriters and from any other body having jurisdiction with respect to the use and occupancy or physical condition of the Property.

e. Seller shall maintain in force a policy or policies of fire and extended coverage, hazard insurance and a liability insurance policy with respect to the Property in an amount not less than is presently in force unless the requirements of the Existing Lender permit otherwise.

f. Seller shall comply with the terms and conditions of all contracts and agreements pertaining to the operation, management, leasing, and maintenance of the Property to which Seller is a party. Without the prior written consent of Buyer in each case, the Seller shall not (i) enter into any new contracts concerning the operation, management, leasing or maintenance of the Property or services thereto which are not cancelable without premium or penalty on thirty (30) days’ notice or (ii) make or contract for any maintenance item or capital repair exceeding a cost of $2,500.00 (a “Maintenance/Capital Repair Contract”), unless the same is completed and paid for in full before or at Closing; provided that, in the event that Seller enters into any such Maintenance/Capital Repair Contract with the intention that the same be completed and paid for in full before or at Closing, but for reasons outside of Seller’s control, Seller is unable to so complete and pay for the same in full before or at Closing, such circumstance shall not constitute a default by Seller hereunder so long as the full amount then payable by Seller under such Maintenance/Capital Repair Contract is deposited into escrow with the Title Company at closing pursuant to an escrow agreement reasonably acceptable to Buyer and Seller and Seller thereafter diligently and in good faith pursues the completion of all maintenance and capital repair work contemplated by such Maintenance/Capital Repair Contract.

g. Seller shall not take any action or fail to take any action required to be taken, which would result in any of the representations, warranties and covenants of Seller set forth in this Amended and Restated Contract not being and remaining true in all material respects through Closing.

h. With respect to the Existing Financing, until Closing, Seller shall (1) make the payments required by the terms of the Existing Financing Documents, (2) not make any voluntary principal prepayments of the Existing Financing Note (i.e., no principal payments greater than those mandatory principal payments presently required by the terms of the Existing Financing Note), (3) not join in or consent to any modifications of the Existing Financing Documents without Buyer’s prior written consent, and (4) keep the Existing Financing out of default.

7. Conditions Precedent to Closing; Title; Failed Conditions Precedent; Moratorium.

a. Conditions Precedent to Closing. The following conditions (collectively, the “Closing Conditions”) shall exist at the time of Closing hereunder, and the obligation of Buyer to purchase the Property pursuant to this Amended and Restated Contract shall be expressly conditioned upon and subject to the satisfaction (or written waiver by Buyer) of each of such conditions with respect to the entire Property, and Seller, as applicable:

(1) All written notices of violations of governmental orders or requirements noted or issued by any public authority having jurisdiction, and any action in any court against or affecting the Property shall have been complied with by Seller and the Property shall be free and clear thereof, and the Property shall not be in violation of any governmental laws, ordinances, rules or regulations, except for any of the foregoing matters caused by Buyer or its agents, employees, contractors or subcontractors. The nature, extent, methods and materials for any corrective work and the parties performing such work shall be subject to Buyer’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

(2) Title to the entire Property shall be in the condition required pursuant to Section 7(b) below.

(3) The Property shall be free of all tenants and occupants other than the Existing Tenant, and no tenant or occupant, other than the Existing Tenant, shall have any right to lease all or any portion of the Property. No tenant or occupant of the Property, expressly including the Existing Tenant, shall have any right or option to purchase all or any portion of the Property. There shall have been no uncured default, and no event shall have occurred or failed to occur that, with the passage of time, or the giving of notice, or both, would constitute a default on the part of the landlord under the Existing Lease or any leases entered into by Seller after the Effective Date in conformity with the terms of this Amended and Restated Contract. The Existing Tenant or occupant shall have waived in writing the Existing Tenant Purchase Option and any and all rights or options to purchase or lease all or any portion of the Property, and the Existing Tenant shall have executed and delivered an agreement, in form and substance satisfactory to Buyer, to terminate the Existing Lease under terms and conditions acceptable to Buyer in its sole discretion (the “Existing Tenant Lease Termination Agreement”). Seller acknowledges that Buyer intends to enter into negotiations with the Existing Tenant to obtain payment from the Existing Tenant in consideration for Buyer’s agreement to terminate the Existing Lease prior to the expiration of the term thereof. Seller shall have no right whatsoever to receive and Seller shall have no interest in any portion of any payment that the Existing Tenant may agree to pay to Buyer for or in connection with Buyer’s agreement to terminate the Existing Lease or otherwise.

(4) Neither the whole nor any portion of the Property shall have been condemned or otherwise taken by any public authority in the exercise of its power of eminent domain or by private purchase in lieu thereof (a “Taking”), nor shall any such Taking be threatened. If any such Taking is “material”, in Buyer’s sole and absolute opinion, Buyer may (1) terminate this Amended and Restated Contract in which event the Deposit, plus all accrued interest thereon, shall be returned to Buyer and the parties shall be relieved from all further liability or obligation under this Amended and Restated Contract (except as otherwise expressly set forth herein), or (2) continue this Amended and Restated Contract and, at Buyer’s election, either (a) receive an equitable reduction of the Purchase Price or (b) Seller shall pay to or credit Buyer with all proceeds or other compensation Seller has received with respect to such Taking and assign to Buyer all claims or proceeds to which Seller is entitled as a result of such Taking (collectively the “Condemnation Proceeds”). If such Taking is not “material”, in Buyer’s sole and absolute opinion, this Amended and Restated Contract shall remain in effect, Seller shall assign to Buyer at Closing all Condemnation Proceeds received by Seller or to which Seller is entitled as a result of such Taking, and there shall be no adjustment to the Purchase Price. Seller shall not consent to any Taking or agree to any condemnation award without the prior written consent of Buyer. Seller shall reasonably cooperate with Buyer after Closing (at no cost to Seller) in prosecuting any claim for a condemnation award arising prior to Closing.

(5) There shall be no unrepaired damage by fire or other casualty to any portion of the Property, the estimated cost of repair of which is One Hundred Thousand Dollars ($100,000) or more. If any portion of the Property is damaged by fire or casualty and is not repaired and restored to its original condition prior to Closing and the estimated cost of repair thereof is less than One Hundred Thousand Dollars ($100,000), in such event (1) Buyer shall be required to close hereunder, and at Closing Buyer shall receive a credit against the Purchase Price in an amount equal to the aggregate estimated cost of repair of any damage to the Property remaining unrepaired at Closing, any unpaid costs of repairs performed prior to Closing, and the future loss of rental income as a result of such fire or casualty until the damage is repaired; (2) Buyer shall thereafter be responsible for the repair of the damage to the Property caused by such fire or casualty; and (3) Seller shall be entitled to prosecute all insurance claims in connection with such casualty under insurance policies obtained by Seller for the Property and to retain all insurance proceeds resulting therefrom. If the aggregate estimated cost of repairing such damage and resulting rent loss is One Hundred Thousand Dollars ($100,000) or more, then Buyer may, at its sole option, (i) terminate this Amended and Restated Contract whereupon the Deposit and any interest thereon shall be returned to Buyer and the parties shall be relieved of all further liability or obligation hereunder, or (ii) elect to proceed to Closing, in which event the provision of clauses (1), (2) and (3) above shall govern.

(6) Except as is otherwise explicitly provided in Section 7(a)(5) above with respect to a casualty loss, all structural elements and mechanical, electrical, plumbing, heating, ventilating and air conditioning and other operating systems and equipment in the Property shall be in compliance with all applicable legal requirements and in the same condition as on the effective date of the Original Contract, normal wear and tear excepted.

(7) The Property (including land, surface water, ground water, and improvements, if any) shall be free of Hazardous Materials, except Hazardous Materials, if any, existing at the end of the Feasibility Period and expressly approved in writing by Buyer.

(8) There shall not be pending nor been threatened, any action, suit or proceeding against or affecting Seller or the Property before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

(9) Except in the event that Buyer elects, in its sole discretion, to exercise the Defeasance Option, the following conditions precedent concerning the Existing Financing shall be satisfied: (i) The Existing Lender shall have issued the Existing Lender Consent on terms that are satisfactory to Buyer and consistent with the requirements of Section 1(c) and the consent of any rating agencies or other parties having an interest in or otherwise affiliated in any way with the Existing Financing that is required for or in connection with the transfer of title to the Property to Buyer subject to the lien of the Existing Financing Deed of Trust shall also have been obtained by Seller; (ii) Seller shall have received the fully executed and dated Existing Financing Release from the Existing Lender, in form and content reasonably acceptable to Seller or Seller shall have waived in writing its right to obtain the Existing Financing Release; (iii) the Existing Lender shall have issued the Existing Financing Estoppel Certificate in conformity with the requirements of Section 1(c); (iv) there shall exist no default by Seller under the Existing Financing Documents and the Existing Financing shall be current in all respects; and (v) unless the Buyer elects to complete a defeasance of the Existing Financing (Buyer shall have the right to take title to the Property at Closing subject to the lien of the Existing Financing Deed of Trust and the other Existing Financing Documents without modification of the terms thereof. In the event that Buyer elects, in its sole discretion, to exercise the Defeasance Option, then the defeasance of the Existing Financing Property shall have been fully consummated on or before the date of Closing under this Amended and Restated Contract and Seller shall convey the Property to Buyer free and clear of the lien of the Exiting Financing Deed of Trust and the terms of the other Existing Financing Documents.

(10) Seller shall obtain from the Existing Tenant and from any tenants under leases entered into by Seller after the Effective Date in conformity with Section 6 of this Amended and Restated Contract, and deliver to Buyer on or before the Closing Date a completed estoppel certificate in substantially the form attached hereto as Exhibit I, confirming all of the information requested in Exhibit I with respect to such tenant or occupant (“Tenant Estoppel Certificates”), each of which Tenant Estoppel Certificates shall be dated no earlier than the date that is fifteen (15) days prior to the Closing Date.

(11) The Property shall possess all Permits necessary for its operation as an industrial warehouse building, and the same shall be in full force and effect, in good standing and not subject to any known or threatened challenge.

(12) All covenants, representations and warranties of Seller to Buyer contained in this Amended and Restated Contract and any exhibits hereto shall be true and correct at Closing with the same force and effect as if such covenants, representations and warranties were made at and as of such time; provided that the Closing of the purchase and sale provided herein shall not be nor be deemed to be a waiver of other covenants, representations and warranties contained herein, which covenants, representations and warranties shall continue in full force and effect after Closing for the benefit of Buyer as provided herein for a period of six (6) months after Closing. Notwithstanding that certain of Seller’s representations and warranties may be limited to extent of Seller’s knowledge or Seller’s best knowledge of the facts stated therein, the conditions precedent to Buyer’s obligation to Close hereunder set forth in Section 7 (viz., that all representations and warranties of Seller be true and correct as of Closing) shall not be so limited, and the satisfaction of said conditions shall depend upon the actual correctness, as of the time of Closing, of the facts stated in all such representations and warranties.

(13) Buyer and the appropriate authorities of Montgomery

County, Maryland (the “County”) shall have executed and delivered a binding and enforceable written agreement (the “County Transaction Agreement”) pursuant to which (i) the County shall acquire the Property from Buyer, and (ii) Buyer may acquire certain other real property owned by the County in exchange for the Property (collectively, the “County Transaction”). The County Transaction Agreement shall be on terms and conditions acceptable to Buyer in its sole discretion. All feasibility study periods pursuant to the County Transaction Agreement shall have expired, any County rights to terminate the County Transaction Agreement shall have expired, and all conditions precedent, if any, to the County’s obligation to consummate the County Transaction Agreement shall have been satisfied.

(14) The County shall have issued written evidence satisfactory to Buyer that the County has obtained all of the requisite final and non-appealable approvals (collectively, the “Approvals”) to (a) acquire the Property either by accepting an assignment of this Amended and Restated Contract or purchasing the Property from Buyer, and (b) enter into and consummate the County Transaction pursuant to the terms of the County Transaction Agreement; and (ii) Buyer shall have approved in its sole discretion (1) all of the terms and conditions of the Approvals; and (2) any exchange property to be received by Buyer in connection with the County Transaction (the “County Property”).

b. Title.

(1) The following conditions concerning title to the Property shall exist at the time of Closing hereunder, and the obligation of Buyer to Close hereunder shall be expressly conditioned upon and subject to the satisfaction (or written waiver by Buyer) of each such condition:

(a) Seller’s fee simple title to the entire Property shall be (and is required to be) good of record and in fact, marketable, and free and clear of all liens, encumbrances, leases, tenancies, occupancies, easements, rights of way, encroachments, obligations, covenants, conditions, restrictions and limitations, recorded or unrecorded, excepting only (1) then-current real estate taxes not yet due and payable; and (2) the Permitted Exceptions.

(b) Marketable title to the entire Property shall be insurable at the standard rates in an amount equal to the total Purchase Price of the Property by a title insurance company selected by Buyer, under the current ALTA standard full coverage owner’s title insurance policy form, Form 1970-B, which shall contain no exceptions whatsoever, “printed-form” or otherwise, except for the Permitted Exceptions (and the standard survey exception, if Buyer does not elect to obtain the Survey). Seller shall execute and acknowledge such affidavits and certifications as the title insurer may require of Seller in connection with issuing such policy without exception for mechanics’ liens or rights of parties in possession, provided that the terms of the same are reasonably acceptable to Seller.

(c) From and after the effective date of the Original Contract, except as expressly permitted by the terms hereof, Seller shall not enter into, consent to, suffer or permit to exist at Closing any liens, encumbrances, easements, rights of way, encroachments, obligations, conditions, limitations, covenants, restrictions, and/or other matters whatsoever, recorded or unrecorded, excepting only (1) then-current real estate taxes not yet due and payable; (2) with Buyer’s prior written consent, customary rights of way and/or easements to public authorities and/or to publicly-regulated utility companies for public street purposes or for utilities or utilities installations, provided that none of the same, in Buyer’s reasonable opinion, could in any manner materially adversely affect or interfere with Buyer’s intended development, construction and/or use of the entire Property; and (3) any currently existing recorded exceptions as to title as reflected on the Buyer’s Title Commitment (other than liens, encumbrances and other objectionable title matters that are required to be released by Seller, or that Seller agrees to release, as applicable, on or before Closing pursuant to Section 3(d) above).

(d) Except as otherwise expressly set forth in this Amended and Restated Contract with respect to the Existing Financing, Seller shall be required to discharge any and all liens (including all mechanic’s liens) and encumbrances from the Property at its sole cost and expense at Closing, except for those caused by Buyer or its agents, employees, contractors and subcontractors, and to release the Property from any other defects in or matters of title consented to, created, permitted or joined in by Seller in violation of the terms hereof.

c. Failed Conditions Precedent. In the event that title to the entire Property is not as hereinabove required, or that any of the above conditions precedent set forth in this Amended and Restated Contract are other than as stated, then Buyer shall have the option, in its sole discretion, exercised by written notice to the Seller, to either (i) waive such conditions and proceed to Closing in accordance with the terms of this Amended and Restated Contract, or (ii) terminate this Amended and Restated Contract, whereupon the Deposit, plus all accrued interest thereon, shall be refunded to Buyer and all parties hereto shall be thereupon relieved from any further liability or obligation hereunder (except as otherwise expressly set forth herein); provided, however, that if there are defects in title (other than the Permitted Exceptions) (1) which may be readily remedied by legal action within a period of not more than 180 days following the originally-scheduled Closing Date and/or by the payment of a liquidated sum and which Seller agreed to cure under Section 3(d), or (2) which were consented to, created, permitted or joined in by Seller in violation of this Amended and Restated Contract, then at Buyer’s option such legal action shall be taken or caused to be taken, such sum shall be paid, or such defects shall be corrected or removed by Seller, at its sole cost and expense, promptly upon written notice thereof from Buyer and Closing shall be extended for a period of not more than 180 days to permit such action. Buyer’s election under clauses (i) or (ii) of this Section 7(c) shall be Buyer’s sole rights in the event any conditions to Closing are unable to be satisfied unless the failure of such condition to be satisfied was caused by a breach of this Amended and Restated Contract by Seller, in which event the provisions of Section 9(a) of this Amended and Restated Contract shall also apply.

8. Closing; Outside Closing Date; Tender of Performance; Closing Adjustments; Application of Deposit; Payment of Purchase Price; Settlement Costs.

a. Closing. Subject to Section 8(b), the closing of this transaction (“Closing”) shall occur on the date that is ninety (90) days after the date on which all of the Closing Conditions are satisfied or waived in conformity with the terms of this Amended and Restated Contract (the “Closing Date”), unless this Amended and Restated Contract is sooner cancelled by Buyer in accordance with any applicable terms and provisions hereof. Seller agrees that Buyer may elect to close this transaction at any time up to and including the Closing Date by giving written notice thereof to Seller establishing the Closing Date and designating the time and place of Closing.

b. Outside Closing Date. If the Closing Conditions are not satisfied or waived in writing by Buyer (in its sole and absolute discretion) on or before December 31, 2008 (the “Outside Closing Date”), subject to extension as set forth below, this Amended and Restated Contract shall terminate on the Outside Closing Date, in which event the Deposit shall be returned to Buyer and the parties shall have no further liabilities or obligations under this Amended and Restated Contract except as otherwise expressly set forth in this Amended and Restated Contract; provided that, notwithstanding the foregoing provisions of this Section 8(b) to the contrary, in the event that the satisfaction of the Closing Conditions are delayed due to governmental processing (and not by actions of Buyer) then the Outside Closing Date shall be further extended to the date that is ninety (90) days after the date the Closing Conditions are fully satisfied, but in no event shall such extension be for more than an additional one hundred eighty (180) days. In the event the Outside Closing Date is extended beyond December 31, 2008 pursuant to the terms of this Section 8(b), for each calendar month following December 31, 2008 until the County receives the Approvals, Buyer shall pay to Seller on the first day of each such calendar month a monthly extension fee in an amount equal to Fifty Thousand Dollars ($50,000.00) per month (each, a “Monthly Extension Fee”), all of which Monthly Extension Fees shall be credited to the Purchase Price payable at Closing, but will be non-refundable to Buyer in the event this Amended and Restated Contract is terminated by Buyer for any reason other than as a result of Seller’s default under this Amended and Restated Contract.

c. Tender of Performance. Deposit with the party conducting Closing of the Purchase Price, the Deed and such other funds and/or documents as are required of either party by the terms of this Amended and Restated Contract, shall be deemed to be good and sufficient tender of performance of the terms of this Amended and Restated Contract.

d. Adjustments and Prorations. All items of income or expense arising from the ownership of the Property are paid by the Existing Tenant under the Existing Lease and therefore shall not be prorated and adjusted as of the Closing Date unless otherwise specifically mentioned herein, including without limitation the following:

(1) Rent or Income. All amounts received as rent and other income accruing for or arising from operation of the Property (including tenant reimbursement amounts, operating cost pass-throughs or other sums paid by the Existing Tenant or any other tenants of the Property to landlord as provided for in the updated rent roll to be provided pursuant to Section 12(a)(4), such as common area maintenance, building operating costs, utilities and real estate taxes) shall be adjusted as of the Closing Date. If amounts are received by Seller after the Closing Date, Seller shall remit such amounts promptly to Buyer. Any and all rents which are past due at Closing shall not be adjusted; Buyer shall have no obligation to collect such past-due rents but shall reimburse Seller for such past-due rents when, as and if collected, net of costs of collection, it being understood that Buyer shall not be deemed to have collected such arrearage attributable to the period prior to Closing until such tenant is current in the payment of rentals accruing on or after Closing. Buyer shall receive a credit against the Purchase Price for any rebates, concessions, abated rent, or free rent to which any tenant is entitled after Closing, any rents prepaid more than thirty (30) days in advance and not adjusted pursuant to this Section above, and any tenant improvement work which Seller has not completed or paid for but which is required by leases in effect at the Property at Closing. Seller shall pay and indemnify Buyer against any liability for services performed or for work on the Property prior to Closing.

(2) Security Deposits. An amount equal to the sum of all cash security, key and maintenance deposits held by Seller under the terms of the Existing Lease or any other leases affecting the Property, including interest thereon, to the extent required by the terms of the Existing Lease (or any other leases affecting the Property) or by applicable Legal Requirements, shall be credited to Buyer at Closing. Buyer shall receipt for the same and shall indemnify, defend and hold Seller harmless against and from any claims relating to Buyer’s application or holding of any deposits and interest that Buyer shall have actually received or for which an adjustment has been made at Closing. Seller shall indemnify, defend and hold Buyer harmless against and from any claims relating to Seller’s application or holding of such deposits and interest prior to Closing or for any claims for deposits or interest thereon that shall not have been actually delivered to Buyer or for which an adjustment shall not have been made in Buyer’s favor at Closing.

(3) Personal Property Taxes. Personal property taxes, if any, payable with respect to the Personal Property shall be apportioned as of the Closing Date.

(4) Post-Closing Adjustments. Seller and Buyer agree that if, after the Closing Date, any charge or amount arises or becomes known which accrued or was earned in whole or in part prior to the Closing Date, or any adjustment made at Closing shall prove to be incorrect, then such amount shall be adjusted as of the Closing Date. Seller shall pay amounts accrued, or receive amounts earned, prior to the Closing Date and Buyer shall pay amounts accrued, or receive amounts earned, on or after the Closing Date. The provisions of this Section 8(d)(4) shall survive the Closing Date.

(5) Commissions. Seller shall pay all brokerage and leasing commissions or compensation of any type (either past, present or future) that shall be due from or with respect to Buyer or the Property or the rents derived therefrom for leasing or occupying space in any portion thereof.

(6) Existing Lender Reserves; Utility Deposits. Seller shall receive a credit at Closing for (i) funds held in escrow by the Existing Lender for real estate taxes, reserves for replacements, repairs, maintenance, tenant improvements or any other reserves, to the extent such amounts are confirmed in writing by the Existing Lender or Seller otherwise provides Buyer with reasonably satisfactory evidence thereof; and (ii) utility deposits, if any, transferred to Buyer at Closing, to the extent that Seller provides Buyer with reasonably satisfactory evidence thereof.

(7) Closing Escrow. At Closing, (A) all operating adjustments between Buyer and Seller provided for pursuant to the terms of this Amended and Restated Contract shall be made on the basis of estimates using the most current information available as of the Closing Date, except to the extent the same are payable by the Existing Tenant under the Existing Lease; and (B) a suitable escrow (the “Closing Escrow”), the amount and terms of which shall be reasonably satisfactory to Buyer and Seller, shall be established by Seller and held by the Escrow Agent to provide for payment of utility charges, operating expenses, contract liabilities accrued, and/or work on the Property contracted for by Seller, that are due and payable by Seller pursuant to the terms of this Amended and Restated Contract, but for which final bills are not available at Closing. Buyer and Seller agree that within forty-five (45) days after the completion of Closing hereunder, Buyer and Seller shall make a final settlement of all operating adjustments to be made pursuant to the terms of this Amended and Restated Contract, and following such final settlement of Closing adjustments, any sums remaining in the Closing Escrow shall be paid by Escrow Agent to Seller.

e. Application of Deposit; Payment of Purchase Price. The Deposit, and all interest accrued thereon, shall be credited against the Cash Portion of the Purchase Price, and the balance of the Cash Portion of the Purchase Price, as the same may be increased or decreased, as the case may be, to account for all items to be apportioned or prorated pursuant to this Amended and Restated Contract, shall be paid in the form of cash or other current funds; provided that, any Credit shall be returned to Buyer at Closing under this Amended and Restated Contract contemporaneously with receipt of the Purchase Price by Seller.

f. Settlement Costs. Buyer shall pay the costs of examination of title, any title insurance policy purchased by Buyer, and any survey ordered by Buyer. Seller shall pay the costs of causing title to the Property to be in the condition required by this Amended and Restated Contract. All transfer and recording costs and stamps, clerk’s and indexing fees on the Deed, and all costs of recording the Deed (other than any agricultural land transfer taxes, rollback taxes, rezoning taxes, impact fees or similar taxes and fees which shall be paid exclusively by Seller) shall be divided equally between Buyer and Seller. Buyer shall pay the Title Company charges, notary fees and costs of any necessary tax certificate. The risk of loss or damage to the Property by fire or other casualty not caused by Buyer or its agents, employees, contractors and subcontractors is assumed by Seller until the deed to the Property is recorded among the Land Records. Each party shall pay its own legal fees, except as otherwise specified herein.

9. Seller’s Default; Buyer’s Default.

a. Seller’s Default. Subject to Section 9(c) below, in the event that

Seller shall fail to perform any of its obligations hereunder, Buyer may avail itself of any rights and remedies which Buyer may have at law or in equity with respect to this Amended and Restated Contract, including, but not limited to, an action for specific performance (the parties hereby agreeing that specific performance is an appropriate remedy to make available to Buyer hereunder in connection with the Property since the remedies available to Buyer at law may be inadequate to make Buyer whole in the event of a default by Seller under this Amended and Restated Contract). Notwithstanding anything to the contrary set forth herein, if Seller is in breach of any of its representations, warranties, covenants or obligations hereunder at the time that Buyer shall exercise any rights in favor of Buyer specified herein to terminate this Amended and Restated Contract, then Buyer’s remedies under this Section 9(a) as a result of such breach by Seller shall survive any termination of this Amended and Restated Contract and remain in full force and effect (notwithstanding such election by Buyer to terminate this Amended and Restated Contract), and Seller shall be obligated to reimburse Buyer for all monetary damages incurred by Buyer as a result of Seller’s default hereunder.

b. Buyer’s Default. Subject to Section 9(c) below, if Buyer is required hereunder to purchase the Property, and shall fail to do so or if Buyer shall default under any of its obligations in this Amended and Restated Contract, Seller may terminate this Amended and Restated Contract and thereupon the amount of the Deposit then paid by Buyer pursuant to the terms of this Amended and Restated Contract shall be delivered by Escrow Agent to Seller and retained by Seller as Seller’s sole remedy hereunder, the retention of which Deposit constituting full and complete liquidated damages hereunder, and Seller shall have no further recourse or remedy at law or in equity for any breach by Buyer hereunder (the parties agreeing that Seller’s actual damages as a result of Buyer’s default would be difficult to determine, and that such liquidated damages are a reasonable estimate of Seller’s probable loss as a result of Buyer’s breach of the terms hereof); provided, however, that if Buyer shall fail to close as a result of the failure of any of the conditions precedent specified in this Amended and Restated Contract to be met, the total amount of the deposit then paid by Buyer shall be returned to Buyer and all parties shall be released and discharged from any and all further liability or obligation under this Amended and Restated Contract.

c. Notice and Cure Periods for Seller and Buyer Defaults. In the event that either Seller or Buyer shall default under this Amended and Restated Contract, then the other party hereto shall provide the defaulting party with written notice as to the nature of such default, and shall allow the defaulting party (i) in the event of a monetary default under this Amended and Restated Contract or a failure to proceed to Closing on the required date, a period of five (5) business days after delivery of such notice to cure such default, or (ii) in the event of a non-monetary default under this Amended and Restated Contract, a period of thirty (30) days after delivery of such notice to cure such default.

10. Possession. Seller specifically agrees that, except for the rights of the Existing Tenant pursuant to the Existing Lease, which Existing Tenant shall have executed and delivered the Existing Tenant Lease Termination Agreement, the Property will be vacant at Closing, and Seller shall deliver to Buyer full possession of the Property on the Closing Date, free and clear of all leases, tenants and occupants, and all holdover tenants. In the event that Seller shall fail so to do, Seller shall be and become a tenant by sufferance of Buyer, and Seller hereby waives all notice to quit as provided by the laws of the jurisdiction in which the Property is located.

11. Brokerage and Consultant Representation. Seller and Buyer acknowledge that, except for KeystoneREI, there are no brokers or consultants in connection with the transaction contemplated by this Amended and Restated Contract. Seller and Buyer represent and warrant to each other that no other agent, broker, consultant or finder has acted for Seller or Buyer, as applicable, in connection with this Amended and Restated Contract. Seller and Buyer shall indemnify, defend and save the other party hereto harmless from and against any claims for brokerage, commission, consulting or finders fees resulting from a breach of the foregoing representations and warranties of Seller and Buyer.

12. Closing Deliveries.

a. At the Closing, Seller shall deliver to Buyer the following documents, reasonably satisfactory in form and substance to the parties hereto and their respective counsel, properly executed and acknowledged as required:

(1) Special Warranty Deed in substantially the form attached hereto as Exhibit J (the “Deed”), conveying good of record and in fact and marketable fee simple title to the Property to Buyer, free and clear of all liens, restrictions and encumbrances (including, without limitation, encroachments and rights, or claimed rights, of third parties) except for the Permitted Exceptions;

(2) Warranty Bill of Sale in substantially the form attached hereto as Exhibit K (“Bill of Sale”) conveying title to the Personal Property, free and clear of all liens;

(3) A general assignment and assumption agreement in substantially the form attached hereto as Exhibit L (“Assignment”) assigning to Buyer all of Seller’s right, title and interest in and to the Existing Lease and all leases entered into by Seller in conformity with the terms of this Amended and Restated Contract, tenant security deposits and other deposits, if any (and interest thereon, if any), Service Contracts (to the extent assignable), Permits and all other rights and interests in the Property to be conveyed by Seller to Buyer pursuant to the terms of this Amended and Restated Contract (including warranties and guaranties relating to personal property conveyed under the Bill of Sale), and, subject to the terms of this Amended and Restated Contract;

(4) (1) An updated, current rent roll certified by Seller to Buyer as being true, accurate and complete in all material respects as of Closing, as of a date no more than ten (10) days prior to the date of Closing in the same form as the Certified Rent Roll attached hereto as Exhibit C, showing as of the date of such rent roll (A) all current claims or offsets of any tenant against Seller of which Seller has knowledge, (B) all rebates, concessions, deductions or abatements of rent to which any tenant is entitled, (C) any rents which have been prepaid more than thirty (30) days in advance, and (D) all security, key and maintenance deposits and interest owed thereon to tenants by statute or contract, together with a detailed statement of the security deposits, the amount received, the date of receipt, previous applications of any portion of such security deposits and all accrued interest held for the account of each tenant and (2) a list of the rents received as of the Closing Date from the occupancy tenants and any delinquencies;

(5) A membership resolution and consent of all required members of the Seller authorizing the transactions contemplated herein and an incumbency certificate to evidence the capacity and authority of Seller to consummate the Closing, and any other documents to evidence the authority of Seller to consummate the Closing reasonably requested by the Title Company, Escrow Agent or Buyer;

(6) Evidence reasonably satisfactory to Buyer and to the Title Company that all necessary approvals and/or consents by all required persons have been delivered and such other evidence satisfactory to Buyer and the Title Company of Seller’s authority and the authority of all signatories on behalf of Seller to convey the Property pursuant to this Amended and Restated Contract;

(7) Affidavits (containing terms reasonably acceptable to Seller) sufficient for the Buyer to delete any exceptions for parties in possession and mechanics’ or materialmen’s liens from the Buyer’s Title Commitment, and such other affidavits (containing terms reasonably acceptable to Seller) relating to Buyer’s Title Commitment as the Buyer may reasonably request;

(8) Possession of the Property free and clear of all parties in possession except as provided for under the Existing Lease and other leases entered into by Seller in conformity with this Amended and Restated Contract, as reflected on the updated rent roll to be delivered by Seller pursuant to Section 12(a)(4), and all keys, codes and other security devices for all tenant spaces, utility rooms and other facilities at the Property;

(9) A certificate confirming that the representations and warranties of Seller set forth in this Amended and Restated Contract are true and accurate in all material respects as of the Closing Date as if such representations and warranties had been made on and as of such date (and Seller shall be deemed to have re-made such representations and warranties as of the Closing Date), except as otherwise provided for herein;

(10) At Buyer’s option, a written notice dated as of Closing to be jointly made from Seller and Buyer to the Property stating that the Property has been sold to Buyer and directing the Existing Tenants to regard Buyer as their landlord and to make rental payments payable to the party and at the address specified by Buyer and set forth in such notice;

(11) To the extent that such items are in the possession or

control of Seller, originals (or, if originals are unavailable, true and correct copies) of all books and records and tenant files necessary for the orderly transition of operation of the Property, the Existing Lease and other leases entered into by Seller in conformity with this Amended and Restated Contract, Service Contracts and all Permits, all plans, surveys, specifications, operating manuals and other materials and information with respect to the Property; provided that Seller may deliver possession of any such books and records to Buyer at the Property;

(12) An original of a closing statement setting forth the Purchase Price, the Deposit, plus all accrued interest thereon, the closing adjustments and prorations provided for hereunder and the application thereof at the Closing (the “Closing Statement”);

(13) A certification of non-foreign status (the “FIRPTA Affidavit”) in the form set forth and attached hereto as Exhibit M, executed by Seller;

(14) Deliver to Buyer a current list of all security deposits, maintenance deposits and key deposits, if any, together with a computation of interest thereon required by law or agreement;

(15) Deliver the required Tenant Estoppel Letters from the tenants or occupants of the Property or, with Buyer’s consent (which may be granted or withheld in Buyer’s sole discretion), Seller’s certification in lieu thereof;

(16) Pay all leasing commissions; and

(17) Pay all items required under the terms of this Amended and Restated Contract to be paid by Seller.

(18) Such transfer tax, gains or other similar forms required by law;

(19) An original 1099-B Certification; and

(20) Such other instruments as Buyer may reasonably request consistent with the terms of this Amended and Restated Contract.

b. At the Closing, Buyer shall deliver to Seller the following documents, reasonably satisfactory in form and substance to the parties hereto and their respective counsel, properly executed and acknowledged as required:

(1) Evidence reasonably satisfactory to Seller and to the Title Company that all necessary approvals and/or consents by all required persons have been delivered and such other evidence satisfactory to Seller and the Title Company of Buyer’s authority and the authority of all signatories on behalf of Buyer to convey the Property pursuant to this Amended and Restated Contract;

(2) Any documents reasonably requested by Title Company, Escrow Agent or Seller to evidence Buyer’s capacity and authority to consummate Closing;

(3) The Assignment, which shall include an assumption by Buyer of Seller’s obligations arising under the items assigned thereby to the extent arising and accruing after the Closing Date;

(4) The Cash Portion of the Purchase Price;

(5) An original of the Closing Statement; and

(6) Such other instruments as Seller may reasonably request consistent with the terms of this Amended and Restated Contract.

c. In addition to the indemnities set forth elsewhere in this Amended and Restated Contract, and except as otherwise specifically provided herein, (i) Seller hereby indemnifies and agrees to defend and hold Buyer harmless against and from any and all loss, cost, claim, liability, damage and expense, including, without limitation, reasonable attorneys’ fees and litigation costs, in respect of the inaccuracy of any representation or warranty made by Seller hereunder or in respect of the Property and its operation arising out of circumstances occurring prior to and including the Closing Date; and (ii) Buyer hereby indemnifies and agrees to defend and hold Seller harmless against and from any and all loss, cost, damage, claim, liability and expense, including, without limitation, reasonable attorneys’ fees and litigation costs, in respect of the Property and its operation arising out of circumstances occurring from and after the Closing Date, except to the extent such circumstances existed prior to Closing and except to the extent any events occurring from and after Closing are continuing events that began prior to Closing. The provisions of this Section 12(c) shall survive Closing under this Amended and Restated Contract and shall not be merged into the Deed.

13. Notices. Any notice or communication which may be or is required to be given pursuant to the terms of this Amended and Restated Contract shall be in writing and shall be sent to the respective party at the address(es) for such party set forth above under the Summary of Certain Amended and Restated Contract Terms, postage prepaid, by Certified Mail, Return Receipt Requested, by a nationally recognized overnight courier service that provides tracing and proof or receipt of items mailed or by telecopy (with a confirmatory copy of such notice sent by one of the other delivery methods specified above), or to such other address as either party may designate by notice similarly sent. Notices shall be effective upon receipt. A copy of a notice to Buyer shall also be simultaneously sent to AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Third Floor, Alexandria, Virginia 22314, Attn: Edward M. Schulman, Esq. and to Womble Carlyle Sandridge & Rice, PLLC, 1401 Eye Street, N.W., Seventh Floor, Washington, D.C. 20005, Attn: Pamela V. Rothenberg, Esq. A copy of a notice to Seller shall also be simultaneously sent to Mr.

Kevin Hanratty, Corporate Counsel, Archon Corporation, P.O. Box 270820, Las Vegas, Nevada 89127-0820.

14. Time of the Essence. Time shall be of the essence hereof.

15. Escrow Agent’s Responsibilities with Respect to the Deposit.

a. Escrow Agent shall deliver the Deposit (for purposes of this Section 15, the “Escrow”) to Seller or Buyer promptly after receiving a joint written notice from Seller and Buyer directing the disbursement of the same, such disbursement to be made in accordance with such direction. If Escrow Agent receives written notice from Buyer or Seller that the party giving such notice is entitled to the Escrow, which notice shall describe with reasonable specificity the reasons for such entitlement, then Escrow Agent shall (i) give notice to the other party of Escrow Agent’s receipt of such notice and enclosing a copy of such notice within two (2) business days after Escrow Agent’s receipt thereof, and (ii) subject to the provisions of the following paragraph which shall apply if a conflict arises, on the tenth (10th) business day after the giving of the notice referred to in clause (i) above, deliver the Escrow to the party claiming the right to receive it.

b. In the event that Escrow Agent shall be uncertain as to its duties or actions hereunder or shall receive instructions or a notice from Buyer, Seller or the issuer of any Credit which are in conflict with instructions or a notice from the other party or which, in the reasonable opinion of Escrow Agent, are in conflict with any of the provisions of this Amended and Restated Contract, it shall be entitled to take any of the following courses of action:

(1) Hold the Escrow as provided in this Amended and Restated Contract and decline to take any further action until Escrow Agent receives a joint written direction from Buyer and Seller or any order of a court of competent jurisdiction directing the disbursement of the Escrow, in which case Escrow Agent shall then disburse the Escrow in accordance with such direction;

(2) In the event of litigation between Buyer and Seller, Escrow Agent may deliver the Escrow to the clerk of any court in which such litigation is pending; provided that, prior to so depositing the Escrow to the clerk of any such court, if the Escrow is in the form of a Credit, Escrow Agent shall convert the Credit to a cash Escrow; or

(3) Escrow Agent may deliver the Escrow to a court of competent jurisdiction and therein commence an action for interpleader, the cost thereof to Escrow Agent to be borne by whichever of Buyer or Seller does not prevail in the litigation.

c. Escrow Agent shall not be liable for any action taken or omitted in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Amended and Restated Contract and it may rely, and shall be protected in acting or refraining from acting in reliance upon an opinion of counsel and upon any directions, instructions, notice, certificate, instrument, request, paper or other documents believed by it to be genuine and to have been made, sent, signed or presented by the proper party or parties. In no event shall Escrow Agent’s liability hereunder exceed the aggregate amount of the Deposit. Escrow Agent shall be under no obligation to take any legal action in connection with the Escrow or this Amended and Restated Contract or to appear in, prosecute or defend any action or legal proceedings which would or might, in its sole opinion, involve it in cost, expense, loss or liability unless, in advance, and as often as reasonably required by it, Escrow Agent shall be furnished with such security and indemnity as it finds reasonably satisfactory against all such cost, expense, loss or liability. Notwithstanding any other provision of this Amended and Restated Contract, Buyer and Seller jointly indemnify and hold harmless Escrow Agent against any loss, liability or expense incurred without gross negligence, bad faith or breach of contract on its part and arising out of or in connection with its services under the terms of this Amended and Restated Contract, including the cost and expense of defending itself against any claim of liability.

d. Escrow Agent shall not be bound by any modification of this Amended and Restated Contract unless the same is in writing and signed by Buyer, Seller and Escrow Agent. From time to time on or after the date hereof, Buyer and Seller shall deliver or cause to be delivered to Escrow Agent such further documents and instruments that fall due, or cause to be done such further acts as Escrow Agent may reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Amended and Restated Contract, to evidence compliance with this Amended and Restated Contract or to assure itself that it is protected in acting hereunder.

e. Escrow Agent shall serve hereunder without fee for its services as escrow agent, but shall be entitled to reimbursement for expenses incurred hereunder, which expenses shall be paid and borne equally by Buyer and Seller, unless such expenses are associated with litigation between Buyer and Seller, in which event they shall be borne by the party that does not prevail in the litigation. Escrow Agent agrees that it will not seek reimbursement for the services of its employees or partners, but only for its actual and reasonably incurred out-of-pocket expenses. Escrow Agent executes this Amended and Restated Contract solely for the purpose of consent to, and agreeing to be bound by the provisions of this Section 15, and to the extent applicable to Escrow Agent, Section 4. Escrow Agent shall receive no fee for serving as Escrow Agent hereunder unless a dispute arises between Seller and Buyer and Closing fails to occur under this Amended and Restated Contract.

16. Seller’s Actions in Respect of the Property Following the Effective Date. Seller covenants and agrees that following the Effective Date of this Amended and Restated Contract, except as expressly permitted by the terms of this Amended and Restated Contract, Seller shall not, without Buyer’s prior written consent: (a) as more fully specified above in Section 7(b)(1)(c), further encumber the Property, grant any easements or rights of way with respect to the Property or in any way affect the title to the Property; (b) engage in any activity or effect any transaction with respect to the Property; or (c) take any reasonable action or fail to take any reasonable action required to be taken, which would result in any of the representations and warranties set forth in this Amended and Restated Contract not being and remaining true in all respects through Closing.

17. Effective Date. This Amended and Restated Contract shall be effective as of the last date upon which both of Seller and Buyer have executed this Amended and Restated Contract, as demonstrated by the date below their respective signatures on the signature page of this Amended and Restated Contract (the “Effective Date”).

18. Miscellaneous Provisions. The Summary of Certain Amended and Restated Contract Terms and each of the recitals set forth in this Amended and Restated Contract is incorporated herein to the same extent as if it had been stated herein in full. To the extent that there is a conflict between the Summary of Certain Amended and Restated Contract Terms and the other provisions of this Amended and Restated Contract, the other provisions of this Amended and Restated Contract shall govern and control. Each of the exhibits attached to this Amended and Restated Contract is incorporated herein by reference. Any exhibit not available at the time this Amended and Restated Contract is executed shall be agreed upon and attached by the parties as soon after execution as is practicable, but failure to attach any exhibit shall not affect the validity of this Amended and Restated Contract unless the parties are in material disagreement as to the contents thereof. This Amended and Restated Contract contains the entire agreement between the parties hereto and is intended to be an integration of all prior or contemporaneous agreements, conditions or undertakings between the parties hereto; there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied between and among the parties hereto other than as herein set forth. No change or modification of this Amended and Restated Contract shall be valid unless the same is in writing and signed by Seller and Buyer. No purported or alleged waiver of any of the provisions of this Amended and Restated Contract shall be valid or effective unless in writing, signed by the party against whom it is sought to be enforced. This Amended and Restated Contract and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns. Buyer may designate prior to Closing the party or parties to be named as grantee in the deed of conveyance required hereunder; provided that Buyer’s rights under this Amended and Restated Contract may only be assigned to an entity owned or controlled, directly or indirectly, by Buyer. Except as otherwise expressly set forth in this Amended and Restated Contract, all of the provisions hereof shall survive the execution, delivery and recordation of said deed of conveyance and shall not be merged therein for a period of six (6) months after Closing. This Amended and Restated Contract shall be governed by and construed in accordance with the laws of the jurisdiction in which the Land is located. In the event that any action or proceeding is instituted to enforce any provision of this Amended and Restated Contract or for damages by reason of an alleged breach of any provision hereof, the parties agree that the prevailing party shall be entitled to receive all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by such prevailing party in connection with such action or proceeding. Notwithstanding anything to the contrary set forth in this Amended and Restated Contract, prior to Closing, Buyer may, in its sole and absolute discretion and without the consent of Seller, assign this Amended and Restated Contract to the County or any instrumentality or other designee of the County.

19. Counterparts; Facsimile Signatures. This Amended and Restated Contract may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties. Any party may execute this Amended and Restated Contract by delivery to the other party of a facsimile copy hereof evidencing such party’s signature. In any such case the party executing by facsimile shall promptly thereafter provide a signed original counterpart hereof to the other parties. Any facsimile signatures to this Amended and Restated Contract shall be deemed an original for purposes of determining the enforceability of this Amended and Restated Contract.

20. Sale of Membership Interests In Lieu of Fee Simple Title. Seller is a single purpose Delaware limited liability company and is the sole owner of the legal and equitable title to the Property. The members of the Seller are SFHI, Inc., a Nevada corporation (the “Selling Member”), which owns, and will own at Closing, one hundred percent (100%) of the ownership interests in the Seller (the “Total Membership Interests”). The Selling Member represents and warrants that (i) the Certificate of Formation of Seller, dated December 4, 2000 and filed with the Delaware Secretary of State on December 4, 2000, and the Limited Liability Company Agreement of Seller, dated as of February 2001, are the only limited liability documents by which the Seller has been created or which currently govern the affairs of the Seller (the “Seller Instruments”), true and correct copies of which have been delivered to Buyer, (ii) all of the Seller Instruments are currently in full force and effect and have not been amended or modified, and (iii) the only manager of the Seller is the Selling Member (“Manager”).

Notwithstanding anything set forth in this Amended and Restated Contract to the contrary, in lieu of Seller conveying to Buyer title to the Property, upon the mutual agreement of Buyer, Seller and the Selling Member, the Selling Member shall sell and convey to the Buyer at Closing the Total Membership Interests. In such event, the Selling Member shall, simultaneously with Closing, assign and transfer to Buyer the Total Membership Interests. The assignment of Membership Interests by the Selling Member shall contain additional express representations and warranties (and the truth and correctness at Closing of each of said representations and warranties shall be a condition to Buyer’s obligation to close on the purchase hereunder) of the Selling Member to be agreed to by both the Selling Member and Buyer in good faith on or before the date that is one hundred eighty (180) days after the Effective Date, and including, without limitations, that the Selling Member is the sole owner and holder of the entire legal and beneficial interest in and to the Total Membership Interests being transferred; that the Total Membership Interests constitute one hundred percent (100%) of the ownership interests in the Seller, and are free and clear of any liens, pledges, encumbrances, security interests, options and adverse claims to title; that the Total Membership Interests have not been previously transferred, conveyed or assigned; that no options to purchase the Total Membership Interests exist; that the Selling Member’s ownership interests of the Total Membership Interests are not subject to any dower rights or claims of others; that the Selling Member has full power and authority to make such assignment without joinder by or consent or approval of any other party; and that this Amended and Restated Contract does not violate the terms of the Seller Instruments or any contract or other agreement to which the Seller or the Selling Member is a party or a successor party. In the event the Selling Member and Buyer fail to agree on the additional express representations and warranties to accompany the assignment of Membership Interests as contemplated in this Section 20, then Buyer shall be entitled to directly acquire title to the Property outright pursuant to the terms of this Amended and Restated Contract.

The assignment of the Total Membership Interests from the Selling Member shall contain an express warranty of title to the Total Membership Interests transferred thereby and a covenant to execute such further assurances of such transfer as Buyer deems appropriate in its sole discretion. At Closing the Selling Member shall irrevocably waive in writing any right, title or interest in, or claims or causes of action that the Selling Members may have against the Seller or any of its assets as a result of events occurring prior to and including the date of Closing. The representations and warranties of the Selling Member shall survive Closing for a period of twelve (12) months after Closing.

In the event the Seller, the Selling Member and Buyer mutually agree to consummate the purchase and sale herein as the sale and purchase of the Membership Interests at Closing, the following provisions shall apply:

(a) The Selling Member shall automatically be substituted for the Seller as the Seller under this Amended and Restated Contract and shall be responsible for performance of all of the Seller’s covenants, obligations, representations and warranties under this Amended and Restated Contract;

(b) At Closing the assets of the Seller shall consist only of its interest in the Property and assets related to the Property which Seller is obligated to deliver to Buyer pursuant to the terms of this Amended and Restated Contract, and the Seller, since its formation, shall not have owned any assets other than the Property and assets related to the Property and shall not have engaged in any other business or enterprise. Without limiting the generality of the foregoing, the assets of the Seller at Closing will not include any cash, securities, certificates of deposit, bank accounts, or similar financial assets. The prorations set forth in Section 8(d) of this Amended and Restated Contract shall be calculated as if the Property were being conveyed to Buyer, with the net credit being credited to Selling Member or Buyer, as the case may be. Any documentary, transfer and/or recordation taxes shall be shared equally by Selling Member and Buyer to the extent such taxes pertain to the sale of the Total Membership Interests, although the parties expect that none will be payable;

(c) At Closing, the Seller shall not be a party to any contracts or agreements of any kind whatsoever except for any contracts or agreements permitted and to be assumed by Buyer pursuant to the terms of this Amended and Restated Contract;

(d) At Closing, the Seller shall have no unpaid liabilities or obligations, whether due or to become due (except the Existing Financing, if the Buyer elects to assume the loan as provided for in Section 1(c)(1) of this Amended and Restated

Contract), other than real estate taxes and personal property taxes, current trade payables or similar operating expenses, all of which will be paid by the Seller in the ordinary course of business or will be prorated at Closing as provided in Section 8(d) of this Amended and Restated Contract. To the extent that there are liabilities of the Seller other than the above-listed, an adjustment will be allowed at Closing pursuant to this Amended and Restated Contract.

(e) At Closing, the parties shall enter into an assignment and assumption of Membership Interests consistent with the terms hereof, and an appropriate amendment to the Seller Instruments to reflect the transfer to Buyer of the Total Membership Interests, the withdrawal of the Selling Member from the Seller, and the resignation of the Manager as the manager of the Seller. The Exhibits to this Amended and Restated Contract shall be revised, as appropriate, to accommodate the sale of Total Membership Interests. The documentation referred to in this subparagraph shall be agreed to on or before the date that is one hundred eighty (180) days after the Effective Date.

(f) At Closing, the Selling Member shall indemnify, defend and save harmless Buyer (and its or their heirs, successors, representatives, and assigns) from and against all loss, cost, damage, expense, claims and causes of action arising in respect of any liability or obligation of Seller or the Selling Member either (i) resulting from the operations and/or acts of Seller or failures to act where Seller or its members or managers were under a duty to act prior to the date or in connection with Closing under this Amended and Restated Contract; or (ii) accruing prior to the date of Closing under contracts, agreements or arrangements entered into by Seller prior to the date of Closing, unless assumed in writing by Buyer at Closing; or (iii) accruing after the date of Closing under contracts, agreements, or arrangements entered into by Seller prior to the date of Closing which are not specifically assumed by Buyer either in this Amended and Restated Contract or in the written Closing documents. In the event that any claim is made against Buyer after Closing on account of any such liabilities or obligations of Seller or the Selling Member (which are not specifically assumed by Buyer), the Selling Member shall promptly pay or satisfy the same. The indemnities of the Selling Member shall be contained in a written indemnification agreement executed by the Selling Member in favor of Seller and Buyer at Closing, which shall survive Closing for a period of one (1) year.

[Signatures Begin on Following Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Contract to be executed under seal as their free act and deed for the uses and purposes herein contained, as of the day and year first above written.

BUYER:

WITNESS:	AVALONBAY COMMUNITIES, INC.,
A Maryland Corporation

/s/ Amy Sue	By:	/s/ Jonathan B. Cox	(SEAL)
Amy Sue		Jonathan B. Cox,
Senior Vice President

Date of Buyer’s Execution:

November 25, 2008

[signatures continue on the following page]

SELLER:

WITNESS:	SFHI, LLC
A Delaware Limited Liability Company

/s/ Jennifer Lowden	By:	/s/ Paul W. Lowden	(SEAL)
Jennifer Lowden		Paul W. Lowden
President

Date of Seller’s Execution:

October 31, 2008

SELLING MEMBER/MANAGER:

WITNESS:	SFHI, INC.,
A Nevada Corporation

/s/ Jennifer Lowden	By:	/s/ Suzanne Lowden	(SEAL)
Jennifer Lowden		Suzanne Lowden
President
Date of Selling Member/Manager’s Execution:

October 31, 2008

[signatures continue on the following page]

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

List of Exhibits

Exhibit A – Legal Description of Land

Exhibit B – List of Existing Financing Documents

Exhibit C – Certified Rent Roll

Exhibit D – Form of Deposit Letter of Credit

Exhibit E – Service Contracts

Exhibit F – Inventory of Personal Property

Exhibit G – Violation Notices

Exhibit H – Pending Litigation

Exhibit I – Form of Tenant Estoppel Certificate

Exhibit J – Form of Deed

Exhibit K – Form of Bill of Sale

Exhibit L – Form of Assignment

Exhibit M – Form of FIRPTA Affidavit

EXHIBIT A

LEGAL DESCRIPTION OF LAND

EXHIBIT B

LIST OF EXISTING FINANCING DOCUMENTS

1.	Promissory Note from Seller in favor of Existing Lender in the original principal amount of $55,434,006.00 (the “Existing Financing Note”).

2.	Deed of Trust and Security Agreement from Seller for the benefit of Existing Lender (the “Existing Financing Deed of Trust”).

EXHIBIT C

CERTIFIED RENT ROLL

See Attached.

EXHIBIT D

FORM OF DEPOSIT LETTER OF CREDIT

Address of Seller (“Seller”)

SFHI, LLC

3221 S. Torrey Pines

Las Vegas, Nevada 89146

Attention: David Lowden

Address of Escrow Agent (“Escrow Agent”)

First American Title Insurance Company

1801 K Street, NW

Suite 200K

Washington, DC 20006

Attention: Michael Hillman

IRREVOCABLE LETTER OF CREDIT NO.

Ladies and Gentlemen:

We hereby open our irrevocable credit in your favor and authorize either of you, without the necessity of joinder by the other party, to draw on us, for the account of AvalonBay Communities, Inc., a Maryland corporation (“Buyer”), up to and including an aggregate amount of Four Hundred Thousand and No/100 U.S. Dollars ($400,000.00) available by your drafts drawn on [INSERT NAME OF ISSUER], upon presentation of this Letter of Credit by either Seller or Escrow Agent.

This Letter of Credit shall remain in force until                     . All drafts drawn hereunder must be presented for payment at our office at                                          on or before the expiration date of this Letter of Credit, and must be accompanied by the statement addressed to us in the form attached hereto as Attachment A and incorporated herein by this reference.

We will accept such statement as binding and correct without having to investigate or having to be responsible for the accuracy, truthfulness, conclusory correctness or validity thereof or any part thereof and notwithstanding the claim of any person to the contrary.

Each Draft must state that it is “Drawn under Irrevocable Letter of Credit No.      dated                     , [INSERT NAME OF ISSUER]” and the amount of each such draft must be endorsed on this Letter of Credit. This Letter of Credit must be attached to the draft when the credit available hereunder is exhausted.

We hereby agree that drafts drawn under and in compliance with the terms of this Letter of Credit will be honored upon the presentation thereof by Seller or Escrow Agent at our office specified above following of the aforesaid draft and statement if presented to us on or before the expiration date hereof, in accordance with the applicable provisions of the Uniform Commercial Code then in effect in the Commonwealth of Virginia.

Except as expressly provided herein, this Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits published by the United States Council of the International Chamber of Commerce (I.C.C. Publication 500).

Very truly yours,

[AUTHORIZED SIGNATURE ON BEHALF OF ISSUER]

ATTACHMENT A TO FORM OF LETTER OF CREDIT

Attached to and made a part of Irrevocable Letter of Credit No.      issued by [ISSUER]                     to SFHI, LLC (“Seller”) and First American Title Insurance Company (“Escrow Agent”), as their interests may appear, as Beneficiary, for the account of AvalonBay Communities, Inc. (“Buyer”), and dated             , 2008.

STATEMENT

The Undersigned, being a beneficiary under Irrevocable Letter of Credit No.      (the “Letter of Credit”) hereby certifies and represents as follows:

1. [If Presented by Seller:] Buyer is in default of its obligations under the Amended and Restated Purchase and Sale Contract between Seller and Buyer, dated October     , 2008 (the “Amended and Restated Contract”). Seller has given Buyer notice of Buyer’s default under the Amended and Restated Contract and Seller has allowed Buyer (i) in the event of a default in payment of the Purchase Price (as defined in the Amended and Restated Contract) or a default in failing to proceed to closing, on or before the final date specified for closing under the Amended and Restated Contract, a period of five (5) business days after receipt of such notice to cure such default, or (ii) in the event of a default other than in payment of the Purchase Price or a default in failing to proceed to closing, a period of thirty (30) days after receipt of such notice to cure such default, and that as a result of Buyer’s failure to cure such default, Seller is entitled to draw upon the Letter of Credit.

[If Presented by Escrow Agent:] The Letter of Credit is due to expire within twenty (20) days, and Escrow Agent has not been advised that Closing (as defined in the Amended and Restated Contract) has occurred under the Amended and Restated Contract. Escrow Agent has not been advised that the Amended and Restated Contract has been terminated under circumstances which entitle Buyer to a return of the Letter of Credit, the expiration date of the Letter of Credit has not been extended as required by the terms Sections 4(c)(3) or 4(c)(5) of the Amended and Restated Contract or such other section of the Amended and Restated Contract as may be applicable, and as a result of such failure to extend the expiration date of the Letter of Credit, Seller has directed Escrow Agent in writing to draw upon the Letter of Credit as required by the terms of the Amended and Restated Contract.

2. This Statement is presented to [ISSUER] for payment not later than the expiration date of the Letter of Credit.

EXHIBIT E

SERVICE CONTRACTS

See Attached.

EXHIBIT F

INVENTORY OF PERSONAL PROPERTY

None.

EXHIBIT G

VIOLATION NOTICES

None.

EXHIBIT H

PENDING LITIGATION

None.

EXHIBIT I

FORM OF TENANT ESTOPPEL CERTIFICATE

[form under negotiation with GXS]

EXHIBIT J

FORM OF DEED

Parcel Identifier:

Parcel Tax Account Number

(if any, and if different than Parcel Identifier):

After recording please return to:

Pamela V. Rothenberg, Esq.

Womble Carlyle Sandridge & Rice, PLLC,

1401 Eye Street, N.W., 7th Floor,

Washington, D.C. 20005

SPECIAL WARRANTY DEED

(100 Edison Park Drive, Gaithersburg, Maryland 20878)

THIS SPECIAL WARRANTY DEED (this “Deed”) is made as of             ,         , by SFHI, LLC, a Delaware limited liability company, with an address of 3221 S. Torrey Pines, Las Vegas, Nevada 89146 (the “Grantor”), to and in favor of AVALONBAY COMMUNITIES, INC., a Maryland corporation, with an address of 2900 Eisenhower Avenue, Third Floor, Alexandria, Virginia 22314 (the “Grantee”).

WITNESSETH:

NOW, THEREFORE, IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00), cash in hand paid, the receipt, adequacy and sufficiency of which are hereby acknowledged by Grantor, by these presents does hereby grant, bargain, sell and convey unto Grantee, its successors and assigns, to have and to hold in fee simple, all of Grantor’s rights, title and interests in and to that certain parcel of real property lying and being situated in Montgomery County, Maryland (the “Property”), as the same is legally and particularly described in Exhibit A attached hereto and incorporated herein by this reference. The Property conveyed hereby includes without limitation all improvements and fixtures located on, under or above the Property, if any.

TOGETHER WITH all right, title and interest of Grantor in and to any land lying in the bed of any street (opened or proposed) adjacent to or abutting or adjoining the Property and all of the ways, easements, rights, covenants, benefits, rights-of-ways, agreements, privileges, and appurtenances to the same belonging, enjoyed by, or in any way benefiting or appertaining; all rights of Grantor in and to any and all adjoining public and private streets, roadways, and rights of way, and any privately owned water and sewer lines serving the Property; and all of the estate, right, title, interest and claim, either at law or in equity, or otherwise however, of Grantor of, in, to or out of the Property, including, without limitation, all minerals, oil or gas on or under the Property, development rights, air rights, water rights and any easements, rights of way or other interests in, on, or under any land, highway, alley, street or right of way abutting or adjoining the Property, any condemnation proceeds payable with respect to any portion of the Property or any improvements thereon, and any rights of Grantor relating to utilities, zoning or other benefits in respect thereof.

SUBJECT only to those matters listed on Exhibit B attached hereto and incorporated herein by this reference, Grantor hereby covenants that it will warrant specially the rights, title and interests conveyed herein to the Grantee and that Grantor will execute such further assurances thereof as may be necessary or appropriate.

[continued on the following page]

IN WITNESS WHEREOF, Grantor has caused this Deed to be executed and delivered by its authorized representative under seal as its free act and deed for the uses and purposes herein contained as of the day and year first-above written.

WITNESS:	GRANTOR:

SFHI, LLC
A Delaware Limited Liability Company

	By:		(SEAL)
Paul W. Lowden
President

WITNESS:	SELLING MEMBER/MANAGER:

SFHI, INC.,
A Nevada Corporation

	By:		(SEAL)
Suzanne Lowden
President

LIST OF EXHIBITS

Exhibit A - Legal Description of Property

Exhibit B - Permitted Title Exceptions

STATE OF	)
)ss:
COUNTY OF	)

Before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared Paul W. Lowden this date, personally well known (or satisfactorily proven) to me to be the person whose name is subscribed to the foregoing and annexed Special Warranty Deed, who, being by me first duly sworn, did depose and state that he is the President of SFHI, LLC, a Delaware limited liability company, which entity is a party to the foregoing and annexed Special Warranty Deed, and that he, being duly authorized so to do, executed said Special Warranty Deed on behalf of said entity as its free act and deed for the uses and purposes therein contained.

WITNESS my hand and official seal this      day of                     , 200  .

Notary Public

[Notarial Seal]

My Commission Expires:

STATE OF	)
)ss:
COUNTY OF	)

Before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared Suzanne Lowden this date, personally well known (or satisfactorily proven) to me to be the person whose name is subscribed to the foregoing and annexed Special Warranty Deed, who, being by me first duly sworn, did depose and state that she is the President of SFHI, INC., a Nevada corporation, which corporation is a party to the foregoing and annexed Special Warranty Deed, and that she, being duly authorized so to do, executed said Special Warranty Deed on behalf of said corporation as its free act and deed for the uses and purposes therein contained.

WITNESS my hand and official seal this      day of                     , 200  .

Notary Public

[Notarial Seal]

Affidavit for Deed Consideration

The undersigned Grantor hereby certifies under penalties of perjury that the actual consideration paid or to be paid by the Grantee for the land conveyed by the Special Warranty Deed attached hereto, including the amount of any Mortgage or Deed of Trust outstanding, is $                    .

GRANTOR:

WITNESS:	SFHI, LLC
A Delaware Limited Liability Company

	By:	(SEAL)
Paul W. Lowden
President

SELLING MEMBER/MANAGER:

WITNESS:	SFHI, INC.,
A Nevada Corporation

	By:	(SEAL)
Suzanne Lowden
President

ATTORNEY’S CERTIFICATION

In accordance with Section 3-104(f) of the Real Property Article, Annotated Code of Maryland, as amended, I hereby certify that I am an attorney admitted to practice before the Court of Appeals of Maryland and that the attached instrument was prepared either by me or under my supervision.

Name:

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

See Attached.

EXHIBIT B

PERMITTED TITLE EXCEPTIONS

EXHIBIT K

FORM OF BILL OF SALE

BILL OF SALE

(100 Edison Park Drive, Gaithersburg, Maryland 20878)

THIS BILL OF SALE (this “Bill of Sale”) is made as of                     , by SFHI, LLC a Delaware limited liability company (the “Grantor”), to and in favor of AVALONBAY COMMUNITIES, INC., a Maryland corporation (the “Grantee”).

W I T N E S S E T H:

FOR VALUE RECEIVED, including cash in hand paid to Grantor in the amount of Ten and No/100 Dollars ($10.00), the receipt and sufficiency of which is hereby acknowledged Grantor does hereby sell, assign, transfer, set-over and deliver unto Grantee and its successors and assigns, all of Grantor’s right, title, interest, privileges and claims which it has in and to all personal property listed on Exhibit B attached hereto and by this reference made a part hereof owned by Grantor (the “Personal Property”) and located on or in the real property, and the buildings and improvements thereon, lying and being situate in Montgomery County, Maryland and having a street address of 100 Edison Park Drive, Gaithersburg, Maryland 20878, as legally and more particularly described in Exhibit A attached hereto and by this reference made a part hereof (the “Property”);

Grantor represents, covenants and warrants that Grantor is the sole lawful owner of the Personal Property assigned, granted, transferred and conveyed hereby, that Grantor has the right to sell, transfer and convey said Personal Property, that said Personal Property is free and clear of all mortgages, liens, title defects, claims and encumbrances and that Grantor has fully paid to all applicable parties all sums that may be due for or in connection with the Personal Property.

Grantor hereby generally warrants title to the Personal Property sold, assigned, granted, transferred and conveyed hereby and shall defend title thereto in the Grantee against any and all claims of persons claiming by, through or under Grantor.

Grantor represents, covenants and warrants that Grantor has the full right, power and authority, and has obtained all necessary consents and approval, to execute and deliver this Bill of Sale, and Grantor shall execute and deliver, at Grantee’s expense, such further reasonable assurances hereof and any and all further documents as may be reasonably necessary or requisite from time to time to complete, perfect, defend or confirm the terms of this Bill of Sale.

IN WITNESS WHEREOF, Grantor has caused this Bill of Sale to be executed under seal as of the day and year hereinabove first written for the uses and purposes herein contained.

WITNESS:	GRANTOR:

SFHI, LLC
A Delaware Limited Liability Company

	By:	(SEAL)
Paul W. Lowden
President

WITNESS:	SELLING MEMBER/MANAGER:

SFHI, INC.,
A Nevada Corporation

	By:	(SEAL)
Suzanne Lowden
President

List of Exhibits:

Exhibit A – Legal Description

Exhibit B – List of Personal Property to Convey

EXHIBIT A

Legal Description of Property

See Attached.

EXHIBIT B

List of Personal Property to Convey

See Attached.

EXHIBIT L

FORM OF ASSIGNMENT

ASSIGNMENT OF LEASES, SECURITY DEPOSITS, CONTRACTS, PERMITS,

INTANGIBLE PERSONAL PROPERTY, WARRANTIES AND GUARANTIES

(100 Edison Park Drive, Gaithersburg, Maryland 20878)

THIS ASSIGNMENT OF LEASES, SECURITY DEPOSITS, CONTRACTS, PERMITS, INTANGIBLE PERSONAL PROPERTY, WARRANTIES AND GUARANTIES (“Assignment”) is made and entered into this      day of                     , 200    , by and between (i) SFHI, LLC, a Delaware limited liability company (the “Assignor”), and (ii) AVALONBAY COMMUNITIES, INC., a Maryland corporation (the “Assignee”).

R E C I T A L S:

This Assignment is made with reference to the following facts and intentions of the parties:

A. Concurrently with the delivery of this Assignment, Assignor has conveyed to Assignee and Assignee has acquired from Assignor a fee simple estate in and to certain real property, together with buildings and improvements thereon, located in Montgomery County, Maryland , more particularly described in Exhibit A attached hereto (the “Property”) pursuant to that certain Amended and Restated Purchase and Sale Contract, dated as of October     , 2008, as amended to date (the “Amended and Restated Purchase Agreement”).

B. Assignor is the landlord under those certain leases and occupancy agreements listed on the List of Existing Leases attached hereto as Exhibit B for use or occupancy of any portion of the Property (hereinafter collectively referred to as the “Leases”) in connection with the Property. In accordance with the terms and conditions of the Amended and Restated Purchase Agreement, Assignor has agreed to assign to Assignee and Assignee has agreed to accept the assignment of the Leases, together with any and all guarantees of lessees’ performance and all security deposits and any key deposits paid by tenants in respect of the Leases, together with unpaid accrued interest thereon, earned or payable, as required by the Leases, except only those amounts taken and applied by Assignor in accordance with applicable law by reason of default or damage by tenants prior to the date hereof (such security deposits, plus interest and less exceptions, hereinafter collectively referred to as the “Security Deposits”), and together with the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, services, issues, and profits now due or which may become due or to which Assignor may now or shall hereafter become entitled, arising or issuing from or out of the Leases and Security Deposits or from or out of the Property or any part thereof and any rights and claims of any kind which Assignor may have against any lessee under the Leases and Security Deposits or any subtenants or occupants of the Property, reserving, however, unto Assignor the right to proceed directly against a delinquent tenant

(collectively, the “Lease Related Rights”). A list of all of the Security Deposits is attached hereto as Exhibit C.

C. Assignor, in connection with the orderly operation of the Property, has entered into certain labor service, supply maintenance, leasing, insurance and other contracts, copies of which have been given to and approved by Assignee. In accordance with the terms and conditions of the Amended and Restated Purchase Agreement, Assignor has agreed to assign to Assignee and Assignee has agreed to accept the assignment of all contracts which Assignee elects to assume. A schedule of all such contracts Assignee has elected to assume are attached hereto as Exhibit D (collectively, the “Contracts”).

D. Assignor is the owner of or holder of certain permits, licenses, plans and specifications and certificates of occupancy relating to the Property (collectively, the “Permits”) including but not limited to those permits, licenses, plans and specifications and certificates of occupancy set forth in the schedule attached hereto as Exhibit E.

E. Assignor is the owner and possessor of certain signs, logos, trade names, or trademarks relating to the Property (specifically including the name “GE Technology Park”), together with all the goodwill associated with the use of such name, mark or design, and other intangible property used by Assignor exclusively in connection with the Property and the Improvements (as defined in the Amended and Restated Purchase Agreement) and personal property including, but not limited to, but only to the extent assignable, licenses, use, occupancy and operating permits, registrations, brochures, manuals, lists of prospective tenants, advertising materials and telephone numbers located at the Property, warranties, guaranties and bonds in effect, all surveys, plans, specifications, including, without limitation, all working drawings and “as-built” drawings, approvals, reports, studies and utility agreements (the “Intangible Personal Property”), including but not limited to the Intangible Personal Property set forth in the schedule attached hereto as Exhibit F.

F. Assignor is the owner or holder of certain warranties and guaranties now in effect with respect to the Property (collectively, the “Warranties and Guaranties”), including, but not limited to, the warranties and guaranties listed in the schedule set forth in Exhibit G attached hereto.

G. Pursuant to the terms of the Amended and Restated Purchase Agreement, Assignor has agreed to grant, set over, assign, transfer and convey to Assignee all of its right, title, interest, privileges and claims in and to the Contracts, Permits, Intangible Personal Property and Warranties and Guaranties.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties agree as follows:

ARTICLE 1

ASSIGNMENT OF LEASES, SECURITY DEPOSITS, CONTRACTS, PERMITS,

INTANGIBLE PERSONAL PROPERTY, WARRANTIES AND GUARANTIES

1.1 Assignment of Leases and Security Deposits. Assignor hereby grants, sets over, assigns, transfers and conveys to Assignee all of Assignor’s right, title, interest, privileges and claims in and to all of the Leases and the Security Deposits related to the Property set forth on Exhibit B and Exhibit C attached hereto and incorporated herein by this reference and all of the Lease Related Rights. Assignee hereby accepts and agrees to assume the obligations of Assignor under the Leases occurring after the Effective Date (as hereinafter defined).

1.2 Assignment of Contracts. Assignor hereby grants, sets over, assigns, transfers and conveys to Assignee all of Assignor’s right, title, interest, privileges and claims in and to all of the Contracts related to the Property set forth in Exhibit D attached hereto and incorporated herein by this reference, and Assignee accepts and agrees to assume the obligations of Assignor under the Contracts occurring after the Effective Date.

1.3 Assignment of Permits, Intangible Personal Property, Warranties and Guaranties. To the extent assignable, Assignor hereby grants, sets over, assigns, transfers and conveys to Assignee all of Assignor’s right, title, interest, privileges and claims in and to all Permits, Intangible Personal Property and Warranties and Guaranties relating to the Property, including, without limitation, those Permits, Intangible Personal Property and Warranties and Guaranties described in Exhibit E, Exhibit F and Exhibit G, respectively. Assignee hereby accepts the foregoing assignment of any and all Permits, Intangible Personal Property and Warranties and Guaranties now in effect with respect to the Property.

1.4 No Liability; Indemnification. This Assignment and its acceptance by Assignee shall not impose any liability on Assignee for any default by Assignor under the Leases or the Contracts occurring prior to the Effective Date. Assignor shall indemnify, protect, defend and hold Assignee harmless from any and all losses, demands, damages, claims, liabilities, costs and expenses, including, but not limited to, reasonable attorneys’ fees arising out of or in connection with any default by Assignor under the Leases or the Contracts occurring prior to the Effective Date. Assignee shall indemnify, protect, defend and hold Assignor harmless from any and all losses, damages, claims, liabilities, costs and expenses including, without limitation, reasonable attorneys’ fees, arising out of or in connection with any default by Assignee under the Leases or the Contracts that occurs after the Effective Date. The mutual indemnities set forth in this paragraph shall survive the execution of this Assignment.

1.5 Effective Date. The “Effective Date” of this Assignment shall be the date that Assignee acquires fee simple interest in and to the Property described in Exhibit A.

1.6 Consistency with Amended and Restated Purchase Agreement. Nothing in this Assignment shall be construed to modify or limit any provisions in the Amended and Restated Purchase Agreement and in the event of any inconsistency between this Assignment and the

Amended and Restated Purchase Agreement, the latter shall govern and control.

ARTICLE 2

MISCELLANEOUS

2.1 Attorneys’ Fees. In the event of any action between Assignor and Assignee seeking enforcement of any of the terms and conditions to this Amended and Restated Contract, the prevailing party in such action, whether by fixed judgment or settlement, shall be entitled to recover, in addition to damages, injunctive or other relief, its actual costs and expenses, including, but not limited to, actual attorneys’ fees, court costs and expert witness fees. Such costs shall include reasonable attorneys’ fees, costs and expenses incurred in (a) post-judgment motions, (b) contempt proceedings, (c) garnishment, levy and debtor and third-party examination, (d) discovery, and (e) bankruptcy litigation.

2.2 Counterparts. This Assignment may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties.

2.3 Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Maryland.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

WITNESS:	ASSIGNOR:

SFHI, LLC
A Delaware Limited Liability Company

	By:		(SEAL)
Paul W. Lowden,
President

WITNESS:	SELLING MEMBER/MANAGER:

SFHI, INC.,
A Nevada Corporation

	By:		(SEAL)
Suzanne Lowden
President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE.]

WITNESS:	ASSIGNEE:

AVALONBAY COMMUNITIES, INC.,
A Maryland Corporation

	By:	(SEAL)
Jonathan B. Cox,
Senior Vice President – Development

EXHIBIT A TO ASSIGNMENT

LEGAL DESCRIPTION OF PROPERTY

See Attached.

EXHIBIT B TO ASSIGNMENT

LIST OF EXISTING LEASES

See Attached.

EXHIBIT C TO ASSIGNMENT

LIST OF SECURITY DEPOSITS

See Attached.

EXHIBIT D TO ASSIGNMENT

SCHEDULE OF CONTRACTS ASSIGNED

See Attached.

EXHIBIT E TO ASSIGNMENT

SCHEDULE OF PERMITS, LICENSES AND CERTIFICATES OF OCCUPANCY

See Attached.

EXHIBIT F TO ASSIGNMENT

SCHEDULE OF INTANGIBLE PERSONAL PROPERTY

See attached.

EXHIBIT G TO ASSIGNMENT

SCHEDULE OF WARRANTIES AND GUARANTIES

See attached.

EXHIBIT M

FORM OF FIRPTA AFFIDAVIT

FIRPTA NON-FOREIGN PERSON CERTIFICATION

(100 Edison Park Drive, Gaithersburg, Maryland 20878)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. Real property interest must withhold tax if the transferor is a foreign person. To inform AVALONBAY COMMUNITIES, INC., a Maryland corporation (the “Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by SFHI, LLC, a Delaware limited liability company (the “Transferor”), to Transferee, the undersigned hereby certifies the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor’s U.S. employer identification number is                     ;

and

3. Transferor’s office address is:

Attn:

Transferor understands that this certification may be disclosed by Transferee to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.

[Signatures are on the following page.]

Under penalties of perjury I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

TRANSFEROR:

SFHI, LLC,
A Delaware Limited Liability Company

By:		(SEAL)
Paul W. Lowden,
President

SELLING MEMBER/MANAGER:

SFHI, INC.,
A Nevada Corporation

By:		(SEAL)
Suzanne Lowden
President

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